EXHIBIT 10.12

OFFICE LEASE

by and between

485 PROPERTIES, LLC, a Delaware limited liability company

(“Landlord”)

and

MEDIANET GROUP TECHNOLOGIES, INC., a Nevada corporation

(“Tenant”)

Dated as of

December 01, 2009

OFFICE LEASE

THIS OFFICE LEASE (this “Lease”) is made between 485 Properties, LLC, a Delaware limited liability company (“Landlord”), and the Tenant described in Item 1 of the Basic Lease Provisions.

LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all of the terms and conditions set forth herein, those certain premises (the “Premises”) described in Item 3 of the Basic Lease Provisions and as shown in the drawing attached hereto as Exhibit A-1.  The Premises are located in the Building described in Item 2 of the Basic Lease Provisions.  The Building is located on that certain land (the “Land”) more particularly described on Exhibit A-2 attached hereto, which is also improved with landscaping, parking facilities and other improvements, fixtures and common areas and appurtenances now or hereafter placed, constructed or erected on the Land (sometimes hereinafter referred to as the “Project”, which Project is also more commonly known as the Boca Center and the 1800/1850 Boca Center, Boca Raton, Florida).

BASIC LEASE PROVISIONS

1.	Tenant:	MediaNet Group Technologies, Inc., a Nevada corporation

2.	Building:	Boca Center Tower I 5200 Town Center Circle Boca Raton, Florida 33486

3.	Description of Premises:	Suite: 601

	Rentable Area:	10,476 square feet

	Building Size:	119,832 square feet (subject to Paragraph 18)

4.	Tenant’s Proportionate Share:	8.74% (10,476 rsf / 119,832 rsf) (See Paragraphs 3 and 18(c))

5.	Base Rent:	(See Paragraph 2)

	Months 1 to 6, inclusive: Monthly Installment:	Base Rent is abated for this six (6) month period but Operating Expenses are not

	Months 7 to 12, inclusive: Monthly Installment:	$130,950.00 ($25.00/ square foot of Rentable Area/annum)* $21,825.00* *plus applicable sales tax thereon

	Months 13 to 24, inclusive: Monthly Installment:	$269,757.00 ($25.75/square foot of Rentable Area/annum)* $22,479.75* *plus applicable sales tax thereon

	Months 25 to 36, inclusive: Monthly Installment:	$277,823.52 ($26.52/square foot of Rentable Area/annum)* $23,151.96* *plus applicable sales tax thereon

	Months 37 to 48, inclusive: Monthly Installment:	$286,204.32 ($27.32/square foot of Rentable Area/annum)* $23,850.36* *plus applicable sales tax thereon

	Months 49 to 60, inclusive: Monthly Installment:	$294,794.64 ($28.14/square foot of Rentable Area/annum)* $24,566.22* *plus applicable sales tax thereon

	Months 61 to 63, inclusive:	Base Rent is abated for these three (3) months but Operating Expenses are not

	Months 64 to 72, inclusive: Monthly Installment:	$227,695.86 ($28.98/square foot of Rentable Area/annum)* $25,299.54* *plus applicable sales tax thereon

	Months 73 to 84, inclusive: Monthly Installment:	$312,708.60 ($29.85/square foot of Rentable Area/annum)* $26,059.05* *plus applicable sales tax thereon

	Months 85 to 96, inclusive: Monthly Installment:	$322,137.00 ($30.75/square foot of Rentable Area/annum)* $26,844.75* *plus applicable sales tax thereon

	Months 97 to 108, inclusive: Monthly Installment:	$331,774.92 ($31.67/square foot of Rentable Area/annum)* $27,647.91* *plus applicable sales tax thereon

	Months 109 to 120, inclusive: Monthly Installment:	$341,727.12 ($32.62/square foot of Rentable Area/annum)* $28,477.26* *plus applicable sales tax thereon

6.	Installment Payable Upon Execution:	$*36,602.89, which is equal to one (1) months Base Rent and Operating Expenses plus applicable sales tax thereon to be applied to such amounts due for the seventh (7th) months of the Initial Term

7.	Security Deposit Payable Upon Execution:	$73,205.78 which is equal to two (2) months of Base Rent and Operating Expenses plus applicable sales tax thereon in cash (See Paragraph 2(c))

8.	Initial Estimated Amount of Tenant’s Proportionate Share of Operating Expenses for the Project:
Estimated to be $12,543.91 per month ($14.41 per square foot of Rentable Area/ annum) plus applicable sales tax for calendar year 2009, payable in advance, subject to periodic adjustments. There is no abatement of any Operating Expenses (See Paragraph 3)

9.	Initial Term:
One Hundred Twenty (120) months, commencing on the Commencement Date and ending on the day immediately preceding the One Hundred Twentieth (120th) month anniversary of the Commencement Date  (See Paragraph 1)

10.	Commencement Date:	February 1, 2010

11.	Termination Date:	January 31, 2020

12.	Broker (See Paragraph 19(k)):

	Landlord’s Broker:	CB Richard Ellis 5355 Town Center Road, Suite 701 Boca Raton, FL 33486

	Tenant’s Broker:	C.B. Schwaderer, Inc. 48 N. E. 1st Avenue Boca Raton, FL 33432

13.	Number of Parking Spaces:	Forty Two (42) unreserved parking spaces at no charge to Tenant, subject to availability, in the Building’s adjacent parking garage (See Paragraph 18)

14.	Addresses for Notices:

	To: TENANT:	To: LANDLORD:

	Prior to occupancy of the Premises: MediaNet Group Technologies, Inc. 5100 W. Copans Road, Suite 710 Margate, FL 33063	Property Management Office: c/o CB Richard Ellis 5355 Town Center Road, Suite 701 Boca Raton, FL 33486

	After occupancy of the Premises: At the Premises	With a copy to: c/o Teachers Insurance and Annuity Association 8500 Andrew Carnegie Blvd. Third Floor/Asset Management-Southeast Charlotte, NC 28262 Attn: Asset Manager

15.	Address for Payment of Rent:	All payments payable under this Lease shall be sent to Landlord at: 485 Properties, LLC 15103 Collections Center Drive Chicago, IL 60693 or to such other address as Landlord may designate in writing.

16.	Guarantor:	None

17.	Effective Date:	Date of execution by both parties

18.	Tenant Improvement Allowance:	None

19.	The “State” is the state, commonwealth, district or jurisdiction in which the Building is located.	Florida

This Lease consists of the foregoing introductory paragraphs and Basic Lease Provisions, the provisions of the Standard Lease Provisions (the “Standard Lease Provisions”) (consisting of Paragraph 1 through Paragraph 22 which follow) and Exhibits A-1 through Exhibit A-2 and Exhibits B through Exhibit E, all of which are incorporated herein by this reference.  In the event of any conflict between the provisions of the Basic Lease Provisions and the provisions of the Standard Lease Provisions, the Standard Lease Provisions shall control.

STANDARD LEASE PROVISIONS

1.	TERM

(a)           The Initial Term of this Lease and the Rent (defined below) shall commence on February 1, 2010 (the “Commencement Date”).  Unless earlier terminated in accordance with the provisions hereof, the Initial Term of this Lease shall be the period shown in Item 9 of the Basic Lease Provisions.  As used herein, “Lease Term” shall mean the Initial Term referred to in Item 9 of the Basic Lease Provisions and the “Expiration Date” shall mean the last day of the Initial Term (the “Expiration Date”), in each case, subject to any extension of the Initial Term hereof exercised in accordance with the terms and conditions expressly set forth herein. Unless Landlord is terminating this Lease prior to the Expiration Date in accordance with the provisions hereof, Landlord shall not be required to provide notice to Tenant of the Expiration Date.  This Lease shall be a binding contractual obligation effective upon execution hereof by Landlord and Tenant, notwithstanding the later commencement of the Initial Term of this Lease.

(b)           The Premises will be delivered to Tenant on January 2, 2010 so that Tenant may install whatever furniture and equipment it desires. Any entry onto the Premises by Tenant prior to the Commencement Date shall be on all of the terms and conditions of this Lease other than the obligations to pay Base Rent and Additional Rent.

(c)           Landlord hereby grants Tenant the option to renew (“Extension Option”) the Lease Term for one (1) additional term of five (5) years (the “Extension Term ”), commencing as of the date immediately following the expiration of the Initial Term, subject to the covenants and conditions of this subparagraph 1(c).

(1)          Tenant shall give Landlord written notice (the “Renewal Notice”) of Tenant’s election to exercise its Extension Option not earlier than twelve (12) months nor later than nine (9) months prior to the expiration of the Initial Term; provided that Tenant’s failure to give the Renewal Notice by said date, whether due to Tenant’s oversight or failure to cure any existing defaults after notice and applicable grace periods, if any, or otherwise, shall render this Extension Option null and void.  Within twenty (20) days of receipt of such notice, Landlord shall advise Tenant in writing of the new “Base Rent” for the Extension Term, calculated in accordance with this subparagraph.  Tenant shall have twenty (20) days from the date of receipt of Landlord’s determination of the Base Rent for the Extension Term to elect to extend the Lease Term.  The failure of Tenant to respond within the twenty (20) day period shall be deemed the election of Tenant not to extend the Lease Term.  Tenant shall not be permitted to exercise this Extension Option at any time during which Tenant is in default under this Lease, subject to applicable notice and grace periods (if any).

(2)          Tenant shall be deemed to have accepted the Premises in “AS-IS” condition as of the commencement of the Extension Term, subject to any other repair and maintenance obligations of Landlord under this Lease, it being understood and agreed that Landlord shall have no additional obligation to renovate or remodel the Premises as a result of Tenant’s renewal of this Lease.

(3)          The covenants and conditions of this Lease in force during the Initial Term, as the same may be modified from time to time, shall continue to be in effect during the Extension Term, except as follows:

(A)          The “Commencement Date” for the purposes of this Lease shall be the first day of the Extension Term.

(B)           The “Base Rent” for the Extension Term shall be an amount determined by Landlord on an annual basis of the then prevailing market rental rate for space comparable to the Premises as reflected in new leases for premises in the Building.

(C)           Additional Rent shall continue to be paid on a monthly basis in the same manner as was applicable during the Initial Term.

(4)          Following the expiration of the Extension Term as provided herein, Tenant shall have no further right to renew or extend this Lease.

(d)           Provided that (1) Tenant is not in default under any of the terms and conditions of this Lease beyond all applicable notice and cure periods at the time of the “Termination Notice” and on the “Early Termination Date,” as such terms are defined below, (2) Tenant has not assigned this Lease, except in accordance with the provisions of this Lease and (3) Tenant provides notice of its election in a proper and timely fashion in accordance herewith, Tenant shall have the one time option (“Cancellation Option”) to terminate this Lease as to all of the Premises at the end of the sixtieth (60th) full calendar month of the Initial Term (the “Early Termination Date”), provided (A) Tenant provides at least twelve (12) months’ written notice (the “Termination Notice”) to Landlord of Tenant’s exercise of the Cancellation Option, and (B) at the time of delivery of the Termination Notice Tenant delivers to Landlord a cancellation fee in an amount which is equal to the sum of the (i) unamortized leasing commissions for this Lease, legal fees incurred in connection with the preparation of this Lease and the abated Base Rent for the first six (6) months of the Initial Term (amortized over the Initial Term at an annual interest rate of eight percent (8%) plus (ii) four (4) months of Base Rent in the amount of $24,566,22 per month plus sales tax and four (4) months of Additional Rent at the monthly rate being charged to Tenant by Landlord at the beginning of the fifth (5th) year of the Initial Term.

2.	BASE RENT AND SECURITY DEPOSIT

(a)           Tenant agrees to pay during each month of the Lease Term as Base Rent (“Base Rent”) for the Premises the sums shown for such periods in Item 5 of the Basic Lease Provisions.

(b)           Except as expressly provided to the contrary herein, Base Rent shall be payable in consecutive monthly installments, in advance, without demand, deduction or offset, commencing on the Commencement Date and continuing on the first day of each calendar month thereafter until the expiration of the Lease Term.  The first full monthly installment of Base Rent and Tenant’s Proportionate Share of Operating Expenses shall be payable upon Tenant’s execution of this Lease and shall be applied to Rent (Base Rent plus Operating Expenses) due for the 7th month of the Lease Term.  The obligation of Tenant to pay Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations.  If the Commencement Date is a day other than the first day of a calendar month, or the Lease Term expires on a day other than the last day of a calendar month, then the Rent for such partial month shall be calculated on a per diem basis.  In the event Landlord delivers possession of the Premises to Tenant prior to the Commencement Date, Tenant agrees it shall be bound by and subject to all terms, covenants, conditions and obligations of this Lease during the period between the date possession is delivered and the Commencement Date, other than the payment of Base Rent, in the same manner as if delivery had occurred on the Commencement Date.

(c)           Simultaneously with the execution of this Lease, Tenant has paid or will pay Landlord the security deposit (the “Security Deposit”) in Item 7 of the Basic Lease Provisions as security for the performance of the provisions hereof by Tenant, if applicable.  Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to interest thereon.

If Tenant defaults with respect to any provision of this Lease, including, without limitation, the provisions relating to the payment of Rent or the cleaning of the Premises upon the termination of this Lease, or amounts which Landlord may be entitled to recover pursuant to the terms hereof, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit (i) for the payment of any Rent or any other sum in default, (ii) for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default hereunder, or (iii) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default hereunder, including, without limitation, costs and reasonable attorneys’ fees incurred by Landlord to recover possession of the Premises following a default by Tenant hereunder.  The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages.

If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit within five (5) business days to the appropriate amount, as determined hereunder.  If Tenant shall fully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days following the expiration of the Lease Term; provided, however, that Landlord may retain the Security Deposit until such time as any amount due from Tenant in accordance with Paragraph 3 below has been determined and paid to Landlord in full.  Tenant also waives all provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any Tenant Affiliates (as defined in Paragraph 6(g)(i) below).

(d)          The parties agree that for all purposes hereunder the Premises shall be stipulated to contain the number of square feet of Rentable Area described in Item 3 of the Basic Lease Provisions.  Upon the request of Landlord during any extension or renewal of the Initial Term, Landlord’s space planner shall verify the exact number of square feet of Rentable Area in the Premises.  If during any extension or renewal of the Initial Term there is a variation from the number of square feet specified in Item 3 of the Basic Lease Provisions, Landlord and Tenant shall execute an amendment to this Lease for the purpose of making appropriate adjustments to the Base Rent, the Security Deposit, Tenant’s Proportionate Share and such other provisions hereof as shall be appropriate under the circumstances.

(e)           Base Rent shall be paid to Landlord absolutely net of all costs and expenses.  The provisions for payment of Operating Expenses by means of periodic payment of Tenant’s Proportionate Share of estimated Operating Expenses and the year end adjustment of such payments are intended to pass on to Tenant and reimburse Landlord for Tenant’s Proportionate Share of all costs and expenses of the nature described in Paragraph 3 of this Lease.

3.	ADDITIONAL RENT

(a)           Commencing on the Commencement Date, Tenant shall pay to Landlord each month as additional rent (“Additional Rent”) an amount equal to Tenant’s Proportionate Share (defined below) of Operating Expenses (defined below).

(b)           “Tenant’s Proportionate Share” is, subject to the provisions of Paragraph 18(c), the percentage number described in Item 4 of the Basic Lease Provisions.  Tenant’s Proportionate Share represents, subject to the provisions of Paragraph 18(c), a fraction, the numerator of which is the number of square feet of Rentable Area in the Premises and the denominator of which is the number of square feet of Rentable Area in the Building, as determined and adjusted by Landlord pursuant to Paragraph 18(c).

(c)           “Operating Expenses” means all costs, expenses and obligations incurred or payable by Landlord in connection with the operation, ownership, management, repair or maintenance of the Building, the Common Areas of the Building, and the Common Areas of the Project allocated by Landlord to the Building during or allocable to the Lease Term, including without limitation, the following:

(i)           Any form of assessment, license fee, license tax, business license fee, levy, charge, improvement bond, tax, water and sewer rents and charges, utilities and communications taxes and charges or similar or dissimilar imposition imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, or any other governmental charge, general and special, ordinary and extraordinary, foreseen and unforeseen, which may be assessed  against any legal or equitable interest of Landlord in the Premises, Building and Common Areas of the Building and the Project (collectively, “Taxes”).  Taxes shall also include, without limitation:

(A)           [Intentionally Deleted];

(B)           assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax.  It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of “Taxes” for the purposes of this Lease;

(C)           any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or other premises in the Building or the rent payable by Tenant hereunder or other tenants of the Project, including, without limitation, any gross receipts tax or excise tax levied by state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof but not on Landlord’s other operations;

(D)           any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises;

(E)           any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system (including assessment districts) instituted within the geographic area of which the Project is a part; and/or

(F)           any costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize Taxes.

(ii)           The cost of services and utilities (including taxes and other charges incurred in connection therewith) provided to the Premises, the Building or the Project, including, without limitation, water, power, gas, sewer, waste disposal, telephone and cable television facilities, fuel, supplies, equipment, tools, materials, service contracts, janitorial services, waste and refuse disposal, window cleaning, maintenance and repair of sidewalks and Building exterior and services areas, gardening and landscaping; insurance, including, but not limited to, public liability, fire, property damage, wind, hurricane, earthquake, terrorism, flood, rental loss, rent continuation, boiler machinery, business interruption, contractual indemnification and All Risk or Causes of Loss - Special Form coverage insurance for up to the full replacement cost of the Project and such other insurance as is customarily carried by operators of other similar class office buildings in the city in which the Project is located, to the extent carried by Landlord in its discretion, and the deductible portion of any insured loss otherwise covered by such insurance; the cost of compensation, including employment, welfare and social security taxes, paid vacation days, disability, pension, medical and other fringe benefits of all persons (including independent contractors) who perform services connected with the operation, maintenance, repair or replacement of the Project; any association assessments, costs, dues and/or expenses relating to the Project, personal property taxes on and maintenance and repair of equipment and other personal property used in connection with the operation, maintenance or repair of the Project; repair and replacement of window coverings provided by Landlord in the premises of tenants in the Project; such reasonable auditors’ fees and legal fees as are incurred in connection with the operation, maintenance or repair of the Project; administration fees; a property management fee (which fee may be imputed if Landlord has internalized management or otherwise acts as its own property manager); the maintenance of any easements or ground leases benefiting the Project, whether by Landlord or by an independent contractor; a reasonable allowance for depreciation of personal property used in the operation, maintenance or repair of the Project; license, permit and inspection fees; all costs and expenses required by any governmental or quasi-governmental authority or by applicable law, for any reason, including capital improvements, whether capitalized or not, and the cost of any capital improvements made to the Project by Landlord that improve life-safety systems or reduce operating expenses and the costs to replace items which Landlord would be obligated to maintain under the Lease (such costs to be amortized over such reasonable periods as Landlord shall reasonably determine together with interest thereon at the rate of ten percent per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of funding such improvements); the cost of air conditioning, heating, ventilating, plumbing, elevator maintenance and repair (to include the replacement of components) and other mechanical and electrical systems repair and maintenance; sign maintenance; and Common Areas (defined below) repair, resurfacing, operation and maintenance; the reasonable cost for temporary lobby displays and events commensurate with the operation of a similar class building, and the cost of providing security services, if any, deemed appropriate by Landlord.

The following items shall be excluded from Operating Expenses:

(A)           leasing commissions, attorneys’ fees, costs and disbursements and other expenses incurred in connection with leasing, renovating or improving vacant space in the Project for tenants or prospective tenants of the Project;

(B)           costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or vacant space;

(C)           Landlord’s costs of any services sold to tenants for which Landlord is entitled to be reimbursed by such tenants as an additional charge or rental over and above the Base Rent and Operating Expenses payable under the lease with such tenant or other occupant;

(D)           any depreciation or amortization of the Project except as expressly permitted herein;

(E)           costs incurred due to a violation of Law (defined below) by Landlord relating to the Project;

(F)           interest on debt or amortization payments on any mortgages or deeds of trust or any other debt for borrowed money;

(G)           all items and services for which Tenant or other tenants reimburse Landlord outside of Operating Expenses;

(H)           repairs or other work occasioned by fire, windstorm or other work paid for through insurance or condemnation proceeds (excluding any deductible);

(I)           legal expenses incurred for (i) negotiating lease terms for prospective tenants, (ii) negotiating termination or extension of leases with existing tenants, (iii) proceedings against any other specific tenant relating solely to the collection of rent or other sums due to Landlord from such tenant, or (iv) the development and/or construction of the Project; and

(J)           repairs resulting from any defect in the original design or construction of the Project.

(d)           In determining Operating Expenses, if any services or utilities are separately charged to tenants of the Project or others, Operating Expenses shall be adjusted by Landlord to reflect the amount of expense which would have been incurred for such services or utilities on a full time basis for normal Project operating hours.  In the event (i) the Commencement Date shall be a date other than January 1, (ii) the date fixed for the expiration of the Lease Term shall be a date other than December 31, (iii) of any early termination of this Lease, or (iv) of any increase or decrease in the size of the Premises, then in each such event, an appropriate adjustment in the application of this Paragraph 3 shall, subject to the provisions of this Lease, be made to reflect such event on a basis determined by Landlord to be consistent with the principles underlying the provisions of this Paragraph 3.  In addition, Landlord shall have the right, from time to time, to equitably allocate and prorate some or all of the Operating Expenses among different tenants and/or different buildings of the Project and/or on a building-by-building basis (the “Cost Pools”).  Such Cost Pools may include, without limitation, the office space tenants and retail space tenants of the buildings in the Project.

(e)           The initial estimated amount of Tenant’s Proportionate Share of Operating Expenses for calendar year 2009 is the amount shown in Item 8 of the Basic Lease Provisions.  Within a reasonable period after the commencement of each calendar year of the Lease Term, Landlord shall give to Tenant a written estimate of Tenant’s Proportionate Share of the Operating Expenses for the Building and the Common Areas of the Building and Project for the then current year.  Tenant shall pay such estimated amount to Landlord in equal monthly installments, in advance on the first day of each month.  Within a reasonable period after the end of each calendar year, Landlord shall furnish Tenant a statement indicating in reasonable detail the Operating Expenses for such period, and the parties shall, within thirty (30) days thereafter, make any payment or allowance necessary to adjust Tenant’s estimated payments to Tenant’s actual share of such Operating Expenses as indicated by such annual statement.  Any payment due Landlord shall be payable by Tenant on demand from Landlord.  Any amount due Tenant shall be credited against installments next becoming due under this Paragraph 3(e) or refunded to Tenant, if no further sums are due from Tenant.

(f)           All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent to be allocated to monthly Operating Expenses.

(g)           Tenant shall pay on or before ten (10) days before delinquency, all taxes and assessments (i) levied against any personal property, Alterations, tenant improvements or trade fixtures of Tenant in or about the Premises, (ii) based upon this Lease or any document to which Tenant is a party creating or transferring an interest in this Lease or an estate in all or any portion of the Premises, and (iii) levied for any business, professional, or occupational license fees.  If any such taxes or assessments are levied against Landlord or Landlord’s property or if the assessed value of the Project is increased by the inclusion therein of a value placed upon such personal property or trade fixtures, Tenant shall upon demand reimburse Landlord for the taxes and assessments so levied against Landlord, or such taxes, levies and assessments resulting from such increase in assessed value.  To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

(h)           Any delay or failure of Landlord in (i) delivering any estimate or statement described in this Paragraph 3 or (ii) computing or billing Tenant’s Proportionate Share of Operating Expenses shall not constitute a waiver of its right to require an increase in Rent, or in any way impair the continuing obligations of Tenant under this Paragraph 3.  In the event of any dispute as to any Additional Rent due under this Paragraph 3, Tenant, an officer of Tenant or Tenant’s certified public accountant (but (a) in no event shall Tenant hire or employ an accounting firm or any other person to audit Landlord as set forth under this Paragraph who is compensated or paid for such audit on a contingency basis and (b) in the event Tenant hires or employs an independent party to perform such audit, Tenant shall provide Landlord with a copy of the engagement letter) shall have the right after reasonable notice and at reasonable times to inspect Landlord’s accounting records at Landlord’s accounting office.  If, after such inspection, Tenant still disputes such Additional Rent, upon Tenant’s written request therefor, a certification as to the proper amount of Operating Expenses and the amount due to or payable by Tenant shall be made by an independent certified public accountant mutually agreed to by Landlord and Tenant.  If Landlord and Tenant cannot mutually agree to an independent certified public accountant, then the parties agree that Landlord shall choose an independent certified public accountant to conduct the certification as to the proper amount of Tenant’s Proportionate Share of Operating Expenses due by Tenant for the period in question; provided, however, such certified public accountant shall not be the accountant who conducted Landlord’s initial calculation of Operating Expenses to which Tenant is now objecting.  Such certification shall be final and conclusive as to all parties.  If the certification reflects that Tenant has overpaid Tenant’s Proportionate Share of Operating Expenses for the period in question, then Landlord shall credit such excess to Tenant’s next payment of Operating Expenses or, at the request of Tenant, promptly refund such excess to Tenant and conversely, if Tenant has underpaid Tenant’s Proportionate Share of Operating Expenses, Tenant shall promptly pay such additional Operating Expenses to Landlord.  Tenant agrees to pay the cost of such certification and the investigation with respect thereto and no adjustments in Tenant’s favor shall be made unless it is determined that Landlord’s original statement was in error in Landlord’s favor by more than five percent (5%).  Tenant waives the right to dispute any matter relating to the calculation of Operating Expenses or Additional Rent under this Paragraph 3 if any claim or dispute is not asserted in writing to Landlord within ninety (90) days after delivery to Tenant of the original billing statement with respect thereto.  Notwithstanding the foregoing, Tenant shall maintain strict confidentiality of all of Landlord’s accounting records and shall not disclose the same to any other person or entity except for Tenant’s professional advisory representatives (such as Tenant’s employees, accountants, advisors, attorneys and consultants) with a need to know such accounting information, who agree to similarly maintain the confidentiality of such financial information.

(i)           Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Proportionate Share of Operating Expenses for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated Operating Expenses paid, and conversely, any overpayment made by Tenant shall be promptly refunded to Tenant by Landlord, subject to offset for any amounts due to Landlord from Tenant under this Lease.

(j)           The Base Rent, Additional Rent, late fees, and other amounts required to be paid by Tenant to Landlord hereunder are sometimes collectively referred to as, and shall constitute, “Rent”.

4.	IMPROVEMENTS AND ALTERATIONS

(a)           Landlord shall deliver the Premises to Tenant, and Tenant agrees to accept the Premises from Landlord in its existing “AS-IS”, “WHERE-IS” and “WITH ALL FAULTS” condition, and Landlord shall have no obligation to refurbish or otherwise improve the Premises throughout the Lease Term. Tenant may use the personal property located in the Premises which is listed on Exhibit E attached hereto during the Initial Term and the Extension Term. If Tenant extends the Initial Term for the Extension Term and is not in default of this Lease throughout the entire Lease Term, Tenant may, upon the expiration of the Extension Term, remove the furniture and equipment from the Premises but not any other items of personal property such as art work or vases. Tenant shall have no liability for the condition of the furniture or equipment at the end of the Lease Term.

(b)           Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises (“Alterations”) shall be subject to Landlord’s prior written consent.  Landlord’s consent shall not be unreasonably withheld with respect to proposed Alterations that (i) comply with all applicable laws, ordinances, rules and regulations; (ii) are compatible with the Building and its mechanical, electrical, HVAC and life safety systems; (iii) will not interfere with the use and occupancy of any other portion of the Building by any other tenant or their invitees; (iv) do not affect the structural portions of the Building; and, (v) do not and will not, whether alone or taken together with other improvements, require the construction of any other improvements or alterations within the Building.  Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Laws and shall construct, at its sole cost and expense, any alteration or modification required by Laws as a result of any Alterations.  All Alterations shall be constructed at Tenant’s sole cost and expense, in a first class and good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used.  All plans and specifications for any Alterations shall be submitted to Landlord for its approval.  Landlord may monitor construction of the Alterations and Tenant shall reimburse Landlord for any costs incurred by Landlord in monitoring such construction.  Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations.  Without limiting the other grounds upon which Landlord may refuse to approve any contractor or subcontractor, Landlord may take into account the desirability of maintaining harmonious labor relations at the Project.  Landlord may also require that all life safety related work and all mechanical, electrical, plumbing and roof related work be performed by contractors designated by Landlord.  Landlord shall have the right, in its sole discretion, to instruct Tenant to remove those improvements or Alterations from the Premises which (i) were not approved in advance by Landlord, (ii) were not built in conformance with the plans and specifications approved by Landlord, or (iii) Landlord specified during its review of plans and specifications for Alterations would need to be removed by Tenant upon the expiration of this Lease.  Except as set forth in the preceding sentence, Tenant shall not be obligated to remove such Alterations at the expiration of this Lease.  Landlord shall not unreasonably withhold or delay its approval with respect to what improvements or Alterations Landlord may require Tenant to remove at the expiration of the Lease.  If upon the termination of this Lease Landlord requires Tenant to remove any or all of such Alterations from the Premises, then Tenant, at Tenant’s sole cost and expense, shall promptly remove such Alterations and improvements and Tenant shall repair and restore the Premises to its original condition as of the Commencement Date, reasonable wear and tear excepted.  Any Alterations remaining in the Premises following the expiration of the Lease Term or following the surrender of the Premises from Tenant to Landlord, shall become the property of Landlord unless Landlord notifies Tenant otherwise.  Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law.  Tenant shall assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker’s compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for bodily injury or property damage during construction.  Upon completion of any Alterations and upon Landlord’s reasonable request, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Alterations and final lien waivers from all such contractors and subcontractors.  Additionally, upon completion of any Alteration, Tenant shall provide Landlord, at Tenant’s expense, with a complete set of plans in reproducible form and specifications reflecting the actual conditions of the Alterations, together with a copy of such plans on diskette in the AutoCAD format or such other format as may then be in common use for computer assisted design purposes.  Tenant shall pay to Landlord, as additional rent, the reasonable costs of Landlord’s engineers and other consultants (but not Landlord’s on-site management personnel) for review of all plans, specifications and working drawings for the Alterations and for the incorporation of such Alterations in the Landlord’s master Building drawings, within ten (10) business days after Tenant’s receipt of invoices either from Landlord or such consultants together with (in any event) an administrative charge of ten percent (10%) of the actual costs of such work.  In addition to such costs, Tenant shall pay to Landlord, within ten (10) business days after completion of any Alterations, the actual, reasonable costs incurred by Landlord for services rendered by Landlord’s management personnel and engineers to coordinate and/or supervise any of the Alterations to the extent such services are provided in excess of or after the normal on-site hours of such engineers and management personnel.

(c)           Tenant shall keep the Premises, the Building and the Project free from any and all liens arising out of any Alterations, work performed, materials furnished, or obligations incurred by or for Tenant.  In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a bond in a form and issued by a surety acceptable to Landlord, Landlord shall have the right, but not the obligation, to cause such lien to be released by such means as it shall deem proper (including payment of or defense against the claim giving rise to such lien); in such case, Tenant shall reimburse Landlord for all amounts so paid by Landlord in connection therewith, together with all of Landlord’s costs and expenses, with interest thereon at the Default Rate (defined below) and Tenant shall indemnify and defend each and all of the Landlord Indemnitees (defined below) against any damages, losses or costs arising out of any such claim.  Tenant’s indemnification of Landlord contained in this Paragraph shall survive the expiration or earlier termination of this Lease.  Such rights of Landlord shall be in addition to all other remedies provided herein or by law.

(d)           NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT, OR TO ANYONE HOLDING THE PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS’ OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN THE PREMISES.

(e)           Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject the estate of Landlord to liability under the Construction Lien Law of the State of Florida, it being expressly understood that the Landlord’s estate shall not be subject to such liability.  Tenant shall strictly comply with the Construction Lien Law of the State of Florida as set forth in Chapter 713, Florida Statutes.  Tenant agrees to obtain and deliver to Landlord prior to the commencement of any work or Alterations or the delivery of any materials, written and unconditional waivers of contractors’ liens with respect to the Premises, the Building and the Project Common Areas for all work, service or materials to be furnished at the request or for the benefit of Tenant to the Premises, and any Notice of Commencement filed by Tenant shall contain, in bold print, the first sentence of this Paragraph 4(e).  Such waivers shall be signed by all architects, engineers, designers, contractors, subcontractors, materialmen and laborers to become involved in such work.  Notwithstanding the foregoing, Tenant at its expense shall cause any lien filed against the Premises, the Building or the Common Areas of the Building or Project for work, services or materials claimed to have been furnished to or for the benefit of Tenant to be satisfied or transferred to bond within ten (10) days after Tenant’s having received notice thereof.  In the event that Tenant fails to satisfy or transfer to bond such claim of lien within said ten (10) day period, Landlord may do so and thereafter charge Tenant as Additional Rent, all costs incurred by Landlord in connection with the satisfaction or transfer of such claim, including attorneys fees.  Further, Tenant agrees to indemnify, defend, and save the Landlord harmless from and against any damage to and loss incurred by Landlord as a result of any such contractor’s claim of lien.  If so requested by Landlord, Tenant, at Tenant’s cost, shall execute a short form or memorandum of this Lease, which may, in Landlord’s sole discretion be recorded in the Public Records of the County in which the Premises is located for the purpose of protecting Landlord’s estate from contractors’ Claims of Lien, as provided in Chapter 713.10, Florida Statutes. In the event such short form or memorandum of this Lease is executed, Tenant shall simultaneously execute and deliver to Landlord an instrument in recordable form terminating Tenant’s interest in the real property upon which the Premises are located, which instrument may be recorded by Landlord at the expiration or earlier termination of the term of this Lease.  The security deposit paid by Tenant may be used by Landlord for the satisfaction or transfer of any Contractor’s Claim of Lien, as provided in this Paragraph.  This Paragraph shall survive the termination of this Lease.

5.	REPAIRS

(a)           Landlord’s obligation with respect to repair as part of Basic Services shall be limited to (i) the structural portions of the Building, (ii) the exterior walls of the Building, including, without limitation, glass and glazing, (iii) the roof, (iv) mechanical, electrical, plumbing and life safety systems [except for any lavatory, shower, toilet, wash basin and kitchen facilities that serve Tenant exclusively and any supplemental heating and air conditioning systems (including all plumbing connected to said facilities or systems)], and (v) Common Areas.  Landlord shall not be deemed to have breached any obligation with respect to the condition of any part of the Project unless Tenant has given to Landlord written notice of any required repair and Landlord has not made such repair within a reasonable time following the receipt by Landlord of such notice.  The foregoing notwithstanding: (i) Landlord shall not be required to repair damage to any of the foregoing to the extent caused by the acts or omissions of Tenant or it agents, employees or contractors, except to the extent covered by insurance carried by Landlord; and (ii) the obligations of Landlord pertaining to damage or destruction by casualty shall be governed by the provisions of Paragraph 9.  Landlord shall have the right but not the obligation to undertake work of repair that Tenant is required to perform under this Lease and that Tenant fails or refuses to perform in a timely and efficient manner.  All costs incurred by Landlord in performing any such repair for the account of Tenant shall be repaid by Tenant to Landlord upon demand, together with an administration fee equal to fifteen percent (15%) of such costs.  Except as expressly provided in Paragraph 9 of this Lease, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, the Building or the Project.  Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

(b)           Tenant, at its expense, (i) shall keep the Premises and all fixtures contained therein in a safe, clean and neat condition, and (ii) shall bear the cost of maintenance and repair, by contractors selected by Landlord, of all facilities which are not expressly required to be maintained or repaired by Landlord and which are located in the Premises, including, without limitation, lavatory, shower, toilet, wash basin and kitchen facilities, and supplemental heating and air conditioning systems (including all plumbing connected to said facilities or systems installed by or on behalf of Tenant or existing in the Premises at the time of Landlord’s delivery of the Premises to Tenant).  Tenant shall make all repairs to the Premises not required to be made by Landlord under subparagraph (a) above with replacements of any materials to be made by use of materials of equal or better quality.  Tenant shall do all decorating, remodeling, alteration and painting required by Tenant during the Lease Term.  Tenant shall pay for the cost of any repairs to the Premises, the Building or the Project made necessary by any negligence or willful misconduct of Tenant or any of its assignees, subtenants, employees or their respective agents, representatives, contractors, or other persons permitted in or invited to the Premises or the Project by Tenant.  If Tenant fails to make such repairs or replacements within fifteen (15) days after written notice from Landlord, Landlord may at its option make such repairs or replacements, and Tenant shall upon demand pay Landlord for the cost thereof, together with an administration fee equal to fifteen percent (15%) of such costs.

(c)           Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in a safe, clean and neat condition, normal wear and tear excepted.  Except as otherwise set forth in Paragraph 4(b) of this Lease, Tenant shall remove from the Premises all trade fixtures, furnishings and other personal property of Tenant and all computer and phone cabling and wiring installed by or on behalf of Tenant, shall repair all damage caused by such removal, and shall restore the Premises to its original condition, reasonable wear and tear excepted.  In addition to all other rights Landlord may have, in the event Tenant does not so remove any such fixtures, furnishings or personal property, Tenant shall be deemed to have abandoned the same, in which case Landlord may store or dispose of the same at Tenant’s expense, appropriate the same for itself, and/or sell the same in its discretion.

6.	USE OF PREMISES

(a)           Tenant shall use the Premises only for general office uses and shall not use the Premises or permit the Premises to be used for any other purpose.  Landlord shall have the right to deny its consent to any change in the permitted use of the Premises in its sole and absolute discretion.

(b)           Tenant shall not at any time use or occupy the Premises, or permit any act or omission in or about the Premises in violation of any law, statute, ordinance or any governmental rule, regulation or order (collectively, “Law” or “Laws”) and Tenant shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority to be a violation of Law.  If any Law shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to (i) modification or other maintenance of the Premises, the Building or the Project, or (ii) the use, Alteration or occupancy thereof, Tenant shall comply with such Law at Tenant’s sole cost and expense.  This Lease shall be subject to and Tenant shall comply with all financing documents encumbering the Building or the Project and all covenants, conditions and restrictions affecting the Premises, the Building or the Project, including, but not limited to, Tenant’s execution of any subordination agreements requested by a mortgagee (which for purposes of this Lease includes any lender or grantee under a deed of trust) of the Premises, the Building or the Project.

(c)           Tenant shall not at any time use or occupy the Premises in violation of the certificates of occupancy issued for or restrictive covenants pertaining to the Building or the Premises, and in the event that any architectural control committee or department of the state or the city or county in which the Project is located shall at any time contend or declare that the Premises are used or occupied in violation of such certificate or certificates of occupancy or restrictive covenants, Tenant shall, upon five (5) days’ notice from Landlord or any such governmental agency, immediately discontinue such use of the Premises (and otherwise remedy such violation).  The failure by Tenant to discontinue such use shall be considered a default under this Lease and Landlord shall have the right to exercise any and all rights and remedies provided herein or by Law.  Any statement in this Lease of the nature of the business to be conducted by Tenant in the Premises shall not be deemed or construed to constitute a representation or guaranty by Landlord that such business is or will continue to be lawful or permissible under any certificate of occupancy issued for the Building or the Premises, or otherwise permitted by Law.

(d)           Tenant shall not do or permit to be done anything which may invalidate or increase the cost of any fire, All Risk, Causes of Loss - Special Form or other insurance policy covering the Building, the Project and/or property located therein and shall comply with all rules, orders, regulations and requirements of the appropriate fire codes and ordinances or any other organization performing a similar function.  In addition to all other remedies of Landlord, Landlord may require Tenant, promptly upon demand, to reimburse Landlord for the full amount of any additional premiums charged for such policy or policies by reason of Tenant’s failure to comply with the provisions of this Paragraph 6.

(e)           Tenant shall not in any way interfere with the rights or quiet enjoyment of other tenants or occupants of the Premises, the Building or the Project.  Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain, or permit any nuisance in, on or about the Premises, the Building or the Project.  Tenant shall not place weight upon any portion of the Premises exceeding the structural floor load (per square foot of area) which such area was designated (and is permitted by Law) to carry or otherwise use any Building system in excess of its capacity or in any other manner which may damage such system or the Building.  Tenant shall not create within the Premises a working environment with a density of greater than the lesser of (i) five (5) persons per 1,000 square feet of Rentable Area, or (ii) the maximum density permitted by Law.  Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, in locations and in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance.  Tenant shall not commit or suffer to be committed any waste in, on, upon or about the Premises, the Building or the Project.

(f)           Tenant shall take all reasonable steps necessary to adequately secure the Premises from unlawful intrusion, theft, fire and other hazards, and shall keep and maintain any and all security devices in or on the Premises in good working order, including, but not limited to, exterior door locks for the Premises and smoke detectors and burglar alarms located within the Premises and shall cooperate with Landlord and other tenants in the Project with respect to access control and other safety matters.

(g)           As used herein, the term “Hazardous Material” means any (a) oil or any other petroleum-based substance, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which (i) pose a hazard to the Project or to persons on or about the Project or (ii) cause the Project to be in violation of any Laws; (b) asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (c) chemical, material or substance defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, or “toxic substances” or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §1801, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. §300, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. §2601, et seq.; the Federal Hazardous Substances Control Act, as amended, 15 U.S.C. §1261, et seq.; and the Occupational Safety and Health Act, as amended, 29 U.S.C. §651, et seq.; Chapters 373, 376 and 403, Florida Statutes and the regulations promulgated pursuant thereto; (d) other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Project or the owners and/or occupants of property adjacent to or surrounding the Project, or any other Person coming upon the Project or adjacent property; and (e) other chemicals, materials or substances which may or could pose a hazard to the environment.  The term “Permitted Hazardous Materials” shall mean Hazardous Materials which are contained in ordinary office supplies of a type and in quantities typically used in the ordinary course of business within executive offices of similar size in the comparable office buildings, but only if and to the extent that such supplies are transported, stored and used in full compliance with all applicable laws, ordinances, orders, rules and regulations and otherwise in a safe and prudent manner.  Hazardous Materials which are contained in ordinary office supplies but which are transported, stored and used in a manner which is not in full compliance with all applicable laws, ordinances, orders, rules and regulations or which is not in any respect safe and prudent shall not be deemed to be “Permitted Hazardous Materials” for the purposes of this Lease.

(i)           Tenant, its assignees, subtenants, and their respective agents, servants, employees, representatives and contractors (collectively referred to herein as “Tenant Affiliates”) shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant or by Tenant Affiliates without the prior written consent of Landlord (which may be granted, conditioned or withheld in the sole discretion of Landlord), save and except only for Permitted Hazardous Materials, which Tenant or Tenant Affiliates may bring, store and use in reasonable quantities for their intended use in the Premises, but only in full compliance with all applicable laws, ordinances, orders, rules and regulations.  On or before the expiration or earlier termination of this Lease, Tenant shall remove from the Premises all Hazardous Materials (including, without limitation, Permitted Hazardous Materials), regardless of whether such Hazardous Materials are present in concentrations which require removal under applicable laws, except to the extent that such Hazardous Materials were present in the Premises as of the Commencement Date and were not brought onto the Premises by Tenant or Tenant Affiliates.

(ii)           Tenant agrees to indemnify, defend and hold Landlord and its Affiliates (defined below) harmless for, from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys’ fees and expenses, court costs, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature that arise during or after the Lease Term directly or indirectly from or in connection with the presence, suspected presence, or release of any Hazardous Material in or into the air, soil, surface water or groundwater at, on, about, under or within the Premises, or any portion thereof caused by Tenant or Tenant Affiliates.

(iii)           In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the “Remedial Work”) is required under any applicable federal, state or local Law, by any judicial order, or by any governmental entity as the result of operations or activities upon, or any use or occupancy of any portion of the Premises by Tenant or Tenant Affiliates, Landlord shall perform or cause to be performed the Remedial Work in compliance with such Law or order at Tenant’s sole cost and expense.  All Remedial Work shall be performed by one or more contractors, selected and approved by Landlord, and under the supervision of a consulting engineer, selected by Tenant and approved in advance in writing by Landlord.  All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractor(s), the consulting engineer, and Landlord’s reasonable attorneys’ fees and costs incurred in connection with monitoring or review of such Remedial Work.

(iv)           Each of the covenants and agreements of Tenant set forth in this Paragraph 6(g) shall survive the expiration or earlier termination of this Lease.

7.	UTILITIES AND SERVICES

(a)          Landlord shall furnish, or cause to be furnished to the Premises, the utilities and services described in this Paragraph 7(a) (collectively the “Basic Services”):

(i)           Cold water at those points of supply provided for general use of other tenants in the Building;

(ii)          At such times as Landlord normally furnishes these services to other tenants in the Building and if provided in the region, central heat and air conditioning in season, at such temperatures and in such amounts as are considered by Landlord to be standard or as may be permitted or controlled by applicable laws, ordinances, rules and regulations;

(iii)         Routine maintenance, repairs, structural and exterior maintenance (including, without limitation, exterior glass and glazing), painting and electric lighting service for all Common Areas of the Project in the manner and to the extent deemed by Landlord to be standard, subject to the limitation contained in Paragraph 5(a) above;

(iv)         Janitorial service on a five (5) day week basis, excluding holidays; provided, however, if Tenant’s floor covering or other improvements require special treatment that has been requested by Tenant in writing, Tenant shall pay the additional cleaning cost attributable thereto as additional rent upon within fifteen (15) days following presentation of a statement therefor by Landlord;

(v)           An electrical system to convey power delivered by public utility providers selected by Landlord in amounts sufficient for normal office operations as provided by Landlord in the Building but not to exceed the standard wattage allowance for the Building per square foot of Rentable Area during normal office hours (which includes an allowance for lighting of the Premises at the maximum wattage per square foot of Rentable Area permitted under applicable laws, ordinances, orders, rules and regulations), provided that no single item of electrical equipment consumes more than 0.5 kilowatts at rated capacity or requires a voltage other than 120 volts, single phase; and

(vi)         Public elevator service and a freight elevator serving the floors on which the Premises are situated, during hours designated by Landlord.

(b)         Landlord shall provide to Tenant at Tenant’s sole cost and expense (and subject to the limitations hereinafter set forth) the following extra services (collectively the “Extra Services”):

(i)            Such extra cleaning and janitorial services requested by Tenant, and agreed to by Landlord, for special improvements or Alterations;

(ii)           Subject to Paragraph 7(d) below, additional air conditioning and ventilating capacity required by reason of any electrical, data processing or other equipment or facilities or services required to support the same, in excess of that typically provided by the Building;

(iii)         Maintaining and replacing lamps, bulbs, and ballasts;

(iv)         Heating, ventilation, air conditioning or extra electrical service provided by Landlord to Tenant (i) during hours other than Business Hours, (ii) on Saturdays, Sundays, or Holidays, said heating, ventilation and air conditioning or extra service to be furnished solely upon the prior written request of Tenant given with such advance notice as Landlord may reasonably require and Tenant shall pay to Landlord Landlord’s standard charge for overtime HVAC on an hourly basis, currently $45.00 per hour (two (2) hour minimum); and

(v)          Any Basic Service in amounts determined by Landlord to exceed the amounts required to be provided above, but only if Landlord elects to provide such additional or excess service.  Tenant shall pay Landlord the cost of providing such additional services (or an amount equal to Landlord’s reasonable estimate of such cost, if the actual cost is not readily ascertainable) together with an administration fee equal to fifteen percent (15%) of such cost, within ten (10) days following presentation of an invoice therefore by Landlord to Tenant.  The cost chargeable to Tenant for all extra services shall constitute Additional Rent.

(c)          Tenant agrees to cooperate fully at all times with Landlord and to comply with all regulations and requirements which Landlord may from time to time prescribe for the use of the utilities and Basic Services described herein.  Landlord shall not be liable to Tenant for the failure of any other tenant, or its assignees, subtenants, employees, or their respective invitees, licensees, agents or other representatives to comply with such regulations and requirements.  The term “Business Hours” shall be deemed to be Monday through Friday from 8:00 A.M. to 6:00 P.M., excepting Holidays.  The term “Holidays” shall be deemed to mean and include New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

(d)          If Tenant requires utilities or services in quantities greater than or at times other than that generally furnished by Landlord as set forth above, Tenant shall pay to Landlord, upon receipt of a written statement therefor, Landlord’s charge for such use.  In the event that Tenant shall require additional electric current, water or gas for use in the Premises and if, in Landlord’s judgment, such excess requirements cannot be furnished unless additional risers, conduits, feeders, switchboards and/or appurtenances are installed in the Building, subject to the conditions stated below, Landlord shall proceed to install the same at the sole cost of Tenant, payable upon demand in advance.  The installation of such facilities shall be conditioned upon Landlord’s consent, and a determination that the installation and use thereof (i) shall be permitted by applicable Law and insurance regulations, (ii) shall not cause permanent damage or injury to the Building or adversely affect the value of the Building or the Project, and (iii) shall not cause or create a dangerous or hazardous condition or interfere with or disturb other tenants in the Building.  Subject to the foregoing, Landlord shall, upon reasonable prior notice by Tenant, furnish to the Premises additional elevator, heating, air conditioning and/or cleaning services upon such reasonable terms and conditions as shall be determined by Landlord, including payment of Landlord’s charge therefor.  In the case of any additional utilities or services to be provided hereunder, Landlord may require a switch and metering system to be installed so as to measure the amount of such additional utilities or services.  The cost of installation, maintenance and repair thereof shall be paid by Tenant upon demand.  Notwithstanding the foregoing, Landlord shall have the right to contract with any utility provider it deems appropriate to provide utilities to the Project.

(e)          Landlord shall not be liable for, and Tenant shall not be entitled to, any damages, abatement or reduction of Rent, or other liability by reason of any failure to furnish any services or utilities described herein for any reason (other than Landlord’s sole negligence or willful misconduct), including, without limitation, when caused by accident, breakage, water leakage, flooding, repairs, Alterations or other improvements to the Project, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental regulation, moratorium or other governmental action, inability to obtain electricity, water or fuel, or any other cause beyond Landlord’s control.  Landlord shall be entitled to cooperate with the energy conservation efforts of governmental agencies or utility suppliers.  No such failure, stoppage or interruption of any such utility or service shall be construed as an eviction of Tenant, nor shall the same relieve Tenant from any obligation to perform any covenant or agreement under this Lease.  In the event of any failure, stoppage or interruption thereof, Landlord shall use reasonable efforts to attempt to restore all services promptly.  No representation is made by Landlord with respect to the adequacy or fitness of the Building’s ventilating, air conditioning or other systems to maintain temperatures as may be required for the operation of any computer, data processing or other special equipment of Tenant.

(f)           Landlord reserves the right from time to time to make reasonable and nondiscriminatory modifications to the above standards for Basic Services and Extra Services.

(g)           Except as is otherwise expressly provided in this Lease and except for emergencies and closures during or in anticipation of natural disasters such as hurricanes, the Building will be accessible to Tenant, its subtenants, agents, servants, employees, contractors, invitees or licensees (collectively, “Tenant’s Agents”) at all times during Business Hours, and Tenant and its employees shall have access to the Premises twenty four (24) hours per day each day of the year; Tenant’s Agents other than its employees shall have access to the Building after Normal Business Hours only in accordance with the security procedures adopted by Landlord from time to time for the Building and its parking garage.

8.	NON-LIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE

(a)           To the greatest extent permitted by Law, and except to the extent caused by Landlord’s sole negligence or willful misconduct, Landlord and its Affiliates shall not be liable for any injury, loss or damage suffered by Tenant or to any person or property occurring or incurred in or about the Premises, the Building or the Project from any cause.  Without limiting the foregoing, neither Landlord nor any of its partners, officers, trustees, affiliates, directors, employees, contractors, agents or representatives (collectively, “Affiliates”) shall be liable for and there shall be no abatement of Rent (except in the event of a casualty loss or a condemnation as set forth in Paragraph 9 and Paragraph 10 of this Lease) for (i) any damage to Tenant’s property stored with or entrusted to Affiliates of Landlord, (ii) loss of or damage to any property by theft or any other wrongful or illegal act, or (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or the Project or from the pipes, appliances, appurtenances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever or from the acts or omissions of other tenants, occupants or other visitors to the Building or the Project or from any other cause whatsoever, (iv) any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building, whether within or outside of the Project, or (v) any latent or other defect in the Premises, the Building or the Project.  Tenant shall give prompt notice to Landlord in the event of (i) the occurrence of a fire or accident in the Premises or in the Building, or (ii) the discovery of a defect therein or in the fixtures or equipment thereof.  This Paragraph 8(a) shall survive the expiration or earlier termination of this Lease.

(b)           To the greatest extent permitted by Law, Tenant hereby agrees to indemnify, protect, defend and hold harmless Landlord and its designated property management company, and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, trustees, directors, shareholders, employees, servants, partners, representatives, insurers and agents (collectively, “Landlord Indemnitees”) for, from and against all liabilities, claims, fines, penalties, costs, damages or injuries to persons, damages to property, losses, liens, causes of action, suits, judgments and expenses (including court costs, attorneys’ fees, expert witness fees and costs of investigation), of any nature, kind or description of any person or entity, directly or indirectly arising out of, caused by, or resulting from (in whole or part) (1) Tenant’s construction of, or use, occupancy or enjoyment of, the Premises, (2) any activity, work or other things done, permitted or suffered by Tenant and its agents and employees in or about the Premises, (3) any breach or default in the performance of any of Tenant’s obligations under this Lease, (4) any act, omission, negligence or willful misconduct of Tenant or any of its agents, contractors, employees, business invitees or licensees, or (5) any damage to Tenant’s property, or the property of Tenant’s agents, employees, contractors, business invitees or licensees, located in or about the Premises (collectively, “Liabilities”).  This Paragraph 8(b) shall survive the expiration or earlier termination of this Lease.

(c)           Tenant shall promptly advise Landlord in writing of any action, administrative or legal proceeding or investigation as to which this indemnification may apply, and Tenant, at Tenant’s expense, shall assume on behalf of each and every Landlord Indemnitee and conduct with due diligence and in good faith the defense thereof with counsel reasonably satisfactory to Landlord; provided, however, that any Landlord Indemnitee shall have the right, at its option, to be represented therein by advisory counsel of its own selection and at its own expense.  In the event of failure by Tenant to fully perform in accordance with this Paragraph, Landlord, at its option, and without relieving Tenant of its obligations hereunder, may so perform, but all costs and expenses so incurred by Landlord in that event shall be reimbursed by Tenant to Landlord, together with interest on the same from the date any such expense was paid by Landlord until reimbursed by Tenant, at the rate of interest provided to be paid on judgments, by the law of the jurisdiction to which the interpretation of this Lease is subject.  The indemnification provided in Paragraph 8(b) shall not be limited to damages, compensation or benefits payable under insurance policies, workers’ compensation acts, disability benefit acts or other employees’ benefit acts.

(d)         Insurance.

(i)           Tenant at all times during the Lease Term shall, at its own expense, keep in full force and effect (A) commercial general liability insurance providing coverage against bodily injury and disease, including death resulting therefrom and property damage to a combined single limit of $1,000,000 to one or more than one person as the result of any one accident or occurrence, which shall include provision for contractual liability coverage insuring Tenant for the performance of its indemnity obligations set forth in this Paragraph 8 and in Paragraph 6(g)(ii) of this Lease, with an Excess Limits (Umbrella) Policy in the amount of $5,000,000, (B) worker’s compensation insurance to the statutory limit, if any, and employer’s liability insurance to the limit of $500,000 per occurrence, and (C) All Risk or Causes of Loss - Special Form property insurance, including fire and extended coverage, sprinkler leakage (including earthquake, sprinkler leakage), vandalism, malicious mischief, wind and/or hurricane coverage, and earthquake and flood coverage, covering full replacement value of all of Tenant’s personal property, trade fixtures and improvements in the Premises.  Landlord and its designated property management firm shall be named an additional insured on each of said policies (excluding the worker’s compensation policy) and said policies shall be issued by an insurance company or companies authorized to do business in the State and which have policyholder ratings not lower than “A-” and financial ratings not lower than “VII” in Best’s Insurance Guide (latest edition in effect as of the Effective Date and subsequently in effect as of the date of renewal of the required policies).  EACH OF SAID POLICIES SHALL ALSO INCLUDE A WAIVER OF SUBROGATION PROVISION OR ENDORSEMENT IN FAVOR OF LANDLORD, AND AN ENDORSEMENT PROVIDING THAT LANDLORD SHALL RECEIVE THIRTY (30) DAYS PRIOR WRITTEN NOTICE OF ANY CANCELLATION OF, NONRENEWAL OF, REDUCTION OF COVERAGE OR MATERIAL CHANGE IN COVERAGE ON SAID POLICIES.  Tenant hereby waives its right of recovery against any Landlord Indemnitee of any amounts paid by Tenant or on Tenant’s behalf to satisfy applicable worker’s compensation laws.  The policies or duly executed certificates showing the material terms for the same, together with satisfactory evidence of the payment of the premiums therefor, shall be deposited with Landlord on the date Tenant first occupies the Premises and upon renewals of such policies not less than fifteen (15) days prior to the expiration of the term of such coverage.  If certificates are supplied rather than the policies themselves, Tenant shall allow Landlord, at all reasonable times, to inspect the policies of insurance required herein.

(ii)           It is expressly understood and agreed that the coverages required represent Landlord’s minimum requirements and such are not to be construed to void or limit Tenant’s obligations contained in this Lease, including without limitation Tenant’s indemnity obligations hereunder.  Neither shall (A) the insolvency, bankruptcy or failure of any insurance company carrying Tenant, (B) the failure of any insurance company to pay claims occurring nor (C) any exclusion from or insufficiency of coverage be held to affect, negate or waive any of Tenant’s indemnity obligations under this Paragraph 8 and Paragraph 6(g)(ii) or any other provision of this Lease.  With respect to insurance coverages, except worker’s compensation, maintained hereunder by Tenant and insurance coverages separately obtained by Landlord, all insurance coverages afforded by policies of insurance maintained by Tenant shall be primary insurance as such coverages apply to Landlord, and such insurance coverages separately maintained by Landlord shall be excess, and Tenant shall have its insurance policies so endorsed.  The amount of liability insurance under insurance policies maintained by Tenant shall not be reduced by the existence of insurance coverage under policies separately maintained by Landlord.  Tenant shall be solely responsible for any premiums, assessments, penalties, deductible assumptions, retentions, audits, retrospective adjustments or any other kind of payment due under its policies.  Tenant shall increase the amounts of insurance or the insurance coverages as Landlord may reasonably request from time to time, but not in excess of the requirements of prudent landlords or lenders for similar tenants occupying similar premises in the Boca Raton, Florida metropolitan area.

(iii)           Tenant’s occupancy of the Premises without delivering the certificates of insurance shall not constitute a waiver of Tenant’s obligations to provide the required coverages.  If Tenant provides to Landlord a certificate that does not evidence the coverages required herein, or that is faulty in any respect, such shall not constitute a waiver of Tenant’s obligations to provide the proper insurance

(iv)           Throughout the Lease Term, Landlord agrees to maintain (i) fire and extended coverage insurance, and, at Landlord’s option, earthquake damage coverage, terrorism coverage, wind and hurricane coverage, and such additional property insurance coverage as Landlord deems appropriate, on the insurable portions of Building and the remainder of the Project in an amount not less than the fair replacement value thereof, subject to reasonable deductibles (ii) boiler and machinery insurance amounts and with deductibles that would be considered standard for similar class office building in the metropolitan area in which the Premises is located, and (iii) commercial general liability insurance with a combined single limit coverage of at least $1,000,000.00 per occurrence.  All such insurance shall be obtained from insurers Landlord reasonably believes to be financially responsible in light of the risks being insured.  The premiums for any such insurance shall be a part of Operating Expenses.

(e)          Mutual Waivers of Recovery.  Landlord, Tenant, and all parties claiming under them, each mutually release and discharge each other from responsibility for that portion of any loss or damage paid or reimbursed by an insurer of Landlord or Tenant under any fire, extended coverage or other property insurance policy maintained by Tenant with respect to its Premises or by Landlord with respect to the Building or the Project (or which would have been paid had the insurance required to be maintained hereunder been in full force and effect), no matter how caused, including negligence, and each waives any right of recovery from the other including, but not limited to, claims for contribution or indemnity, which might otherwise exist on account thereof.  Any fire, extended coverage or property insurance policy maintained by Tenant with respect to the Premises, or Landlord with respect to the Building or the Project, shall contain, in the case of Tenant’s policies, a waiver of subrogation provision or endorsement in favor of Landlord, and in the case of Landlord’s policies, a waiver of subrogation provision or endorsement in favor of Tenant, or, in the event that such insurers cannot or shall not include or attach such waiver of subrogation provision or endorsement, Tenant and Landlord shall obtain the approval and consent of their respective insurers, in writing, to the terms of this Lease.  Tenant agrees to indemnify, protect, defend and hold harmless each and all of the Landlord Indemnitees from and against any claim, suit or cause of action asserted or brought by Tenant’s insurers for, on behalf of, or in the name of Tenant, including, but not limited to, claims for contribution, indemnity or subrogation, brought in contravention of this paragraph.  The mutual releases, discharges and waivers contained in this provision shall apply EVEN IF THE LOSS OR DAMAGE TO WHICH THIS PROVISION APPLIES IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD OR TENANT.

(f)           Business Interruption.  Landlord shall not be responsible for, and Tenant releases and discharges Landlord and its Affiliates from, and Tenant further waives any right of recovery from Landlord and its Affiliates for, any loss for or from business interruption or loss of use of the Premises suffered by Tenant in connection with Tenant’s use or occupancy of the Premises, UNLESS SUCH LOSS IS CAUSED SOLELY OR IN PART BY THE GROSS NEGLIGENCE OR WILFULL MISCONDUCT OF LANDLORD OR ITS AFFILIATES.

(g)         Adjustment of Claims.  Tenant shall cooperate with Landlord and Landlord’s insurers in the adjustment of any insurance claim pertaining to the Building or the Project or Landlord’s use thereof.

(h)         Increase in Landlord’s Insurance Costs.  Tenant agrees to pay to Landlord any increase in premiums for Landlord’s insurance policies resulting from Tenant’s use or occupancy of the Premises.

(i)          Failure to Maintain Insurance.  Any failure of Tenant to obtain and maintain the insurance policies and coverages required hereunder or failure by Tenant to meet any of the insurance requirements of this Lease shall constitute an event of default hereunder, and such failure shall entitle Landlord to pursue, exercise or obtain any of the remedies provided for in Paragraph 12(b), and Tenant shall be solely responsible for any loss suffered by Landlord as a result of such failure.  In the event of failure by Tenant to maintain the insurance policies and coverages required by this Lease or to meet any of the insurance requirements of this Lease, Landlord, at its option, and without relieving Tenant of its obligations hereunder, may obtain said insurance policies and coverages or perform any other insurance obligation of Tenant, but all costs and expenses incurred by Landlord in obtaining such insurance or performing Tenant’s insurance obligations shall be reimbursed by Tenant to Landlord, together with interest on same from the date any such cost or expense was paid by Landlord until reimbursed by Tenant, at the rate of interest provided to be paid on judgments, by the law of the jurisdiction to which the interpretation of this Lease is subject.

9.	FIRE OR CASUALTY

(a)          Subject to the provisions of this Paragraph 9, in the event the Premises, or access thereto, is wholly or partially destroyed by fire or other casualty, Landlord shall (to the extent permitted by Law and covenants, conditions and restrictions then applicable to the Project) rebuild, repair or restore the Premises and access thereto to substantially the same condition as existing immediately prior to such destruction (excluding Tenant’s Alterations, trade fixtures, equipment and personal property, which Tenant shall be required to restore) and this Lease shall continue in full force and effect.  Notwithstanding the foregoing, (i) Landlord’s obligation to rebuild, repair or restore the Premises shall not apply to any personal property, above-standard tenant improvements or other items installed or contained in the Premises, and (ii) Landlord shall have no obligation whatsoever to rebuild, repair or restore the Premises with respect to any damage or destruction occurring during the last twelve (12) months of the term of this Lease or any extension of the term.

(b)         Landlord may elect to terminate this Lease in any of the following cases of damage or destruction to the Premises, the Building or the Project:  (i) where the cost of rebuilding, repairing and restoring (collectively, “Restoration”) of the Building or the Project, would, regardless of the lack of damage to the Premises or access thereto, in the reasonable opinion of Landlord, exceed twenty percent (20%) of the then replacement cost of the Building; (ii) where, in the case of any damage or destruction to any portion of the Building or the Project by uninsured casualty, the cost of Restoration of the Building or the Project, in the reasonable opinion of Landlord, exceeds $500,000; or (iii) where, in the case of any damage or destruction to the Premises or access thereto by uninsured casualty, the cost of Restoration of the Premises or access thereto, in the reasonable opinion of Landlord, exceeds twenty percent (20%) of the replacement cost of the Premises; or (iv) if Landlord has not obtained appropriate zoning approvals for reconstruction of the Project, Building or Premises.  Any such termination shall be made by thirty (30) days’ prior written notice to Tenant given within one hundred twenty (120) days of the date of such damage or destruction.  If this Lease is not terminated by Landlord and as the result of any damage or destruction, the Premises, or a portion thereof, are rendered untenantable, the Base Rent shall abate reasonably during the period of Restoration (based upon the extent to which such damage and Restoration materially interfere with Tenant’s business in the Premises).  This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, the Building or the Project.  This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction.

10.	EMINENT DOMAIN

In the event the whole of the Premises, the Building or the Project shall be taken under the power of eminent domain, or sold to prevent the exercise thereof (collectively, a “Taking”), this Lease shall automatically terminate as of the date of such Taking.  In the event a Taking of a portion of the Project, the Building or the Premises shall, in the reasonable opinion of Landlord, substantially interfere with Landlord’s operation thereof, Landlord may terminate this Lease upon thirty (30) days’ written notice to Tenant given at any time within sixty (60) days following the date of such Taking.  For purposes of this Lease, the date of Taking shall be the earlier of the date of transfer of title resulting from such Taking or the date of transfer of possession resulting from such Taking.  In the event that a portion of the Premises is so taken and this Lease is not terminated, Landlord shall, to the extent of proceeds paid to Landlord as a result of the Taking, with reasonable diligence, use commercially reasonable efforts to proceed to restore (to the extent permitted by Law and covenants, conditions and restrictions then applicable to the Project) the Premises (other than Tenant’s personal property and fixtures, and above-standard tenant improvements) to a complete, functioning unit.  In such case, the Base Rent shall be reduced proportionately based on the portion of the Premises so taken.  If all or any portion of the Premises is the subject of a temporary Taking, this Lease shall remain in full force and effect and Tenant shall continue to perform each of its obligations under this Lease; in such case, Tenant shall be entitled to receive the entire award allocable to the temporary Taking of the Premises.  Except as provided herein, Tenant shall not assert any claim against Landlord or the condemning authority for, and hereby assigns to Landlord, any compensation in connection with any such Taking, and Landlord shall be entitled to receive the entire amount of any award therefor, without deduction for any estate or interest of Tenant.  Nothing contained in this Paragraph 10 shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the condemning authority for the Taking of personal property, fixtures, above standard tenant improvements of Tenant or for relocation or moving expenses recoverable by Tenant from the condemning authority.  This Paragraph 10 shall be Tenant’s sole and exclusive remedy in the event of a Taking.  This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of a Taking.

11.	ASSIGNMENT AND SUBLETTING

(a)         Tenant shall not directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, assign, sublet, mortgage or otherwise encumber all or any portion of its interest in this Lease or in the Premises or grant any license for any person other than Tenant or its employees to use or occupy the Premises or any part thereof without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld.  Any such attempted assignment, subletting, license, mortgage, other encumbrance or other use or occupancy without the consent of Landlord shall, at Landlord’s option, be null and void and of no effect.  Any mortgage or encumbrance of all or any portion of Tenant’s interest in this Lease or in the Premises and any grant of a license for any person other than Tenant or its employees to use or occupy the Premises or any part thereof shall be deemed to be an “assignment” of this Lease.  In addition, as used in this Paragraph 11, the term “Tenant” shall also mean any entity that has guaranteed Tenant’s obligations under this Lease, and the restrictions applicable to Tenant contained herein shall also be applicable to such guarantor.

(b)         No assignment or subletting shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder.  The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subletting or assignment.  Consent by Landlord to one subletting or assignment shall not be deemed to constitute a consent to any other or subsequent attempted subletting or assignment.  If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord all pertinent information relating to the proposed assignee or sublessee, all pertinent information relating to the proposed assignment or sublease, and all such financial information as Landlord may reasonably request concerning the Tenant and proposed assignee or subtenant.  Any assignment or sublease shall be expressly subject to the terms and conditions of this Lease.

(c)          At any time within thirty (30) days after Landlord’s receipt of the information specified in subparagraph (b) above, Landlord may by written notice to Tenant elect to terminate this Lease as to the portion of the Premises so proposed to be subleased or assigned (which may include all of the Premises), with a proportionate abatement in the Rent payable hereunder.

(d)         Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent to a proposed assignment or sublease in any of the following instances:

(i)            The assignee or sublessee (or any affiliate of the assignee or sublessee) is not, in Landlord’s reasonable opinion, sufficiently creditworthy to perform the obligations such assignee or sublessee will have under this Lease;

(ii)            The intended use of the Premises by the assignee or sublessee is not for general office use;

(iii)           The intended use of the Premises by the assignee or sublessee would materially increase the pedestrian or vehicular traffic to the Premises or the Building;

(iv)          Occupancy of the Premises by the assignee or sublessee would, in the good faith judgment of Landlord, violate any agreement binding upon Landlord, the Building or the Project with regard to the identity of tenants, usage in the Building, or similar matters;

(v)           The assignee or sublessee (or any affiliate of the assignee or sublessee) is then negotiating with Landlord or has negotiated with Landlord within the previous six (6) months, or is a current tenant or subtenant within the Building or Project;

(vi)          The identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Building or Project;

(vii)         the proposed sublease would result in more than two subleases of portions of the Premises being in effect at any one time during the Lease Term; or

(viii)        In the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease.

(e)          The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease.  Notwithstanding any contrary provision of this Lease, if Tenant or any proposed assignee or sublessee claims that Landlord has unreasonably withheld its consent to a proposed assignment or sublease or otherwise has breached its obligations under this Paragraph 11, their sole remedy shall be to seek a declaratory judgment and/or injunctive relief without any monetary damages, and, with respect thereto, Tenant, on behalf of itself and, to the extent permitted by law, such proposed assignee/sublessee, hereby waives all other remedies against Landlord, including, without limitation, the right to seek monetary damages or to terminate this Lease.

(f)           If any Tenant is a corporation, partnership or other entity that is not publicly traded on a recognized national stock exchange, any transaction or series of related or unrelated transactions (including, without limitation, any dissolution, merger, consolidation or other reorganization, any withdrawal or admission of a partner or change in a partner’s interest, or any issuance, sale, gift, transfer or redemption of any capital stock of or ownership interest in such entity, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of such Tenant, shall be deemed to be an assignment of this Lease subject to the provisions of this Paragraph 11.  The term “control” as used in this Paragraph 11(f) means the power to directly or indirectly direct or cause the direction of the management or policies of Tenant.  Any transfer of control of a subtenant which is a corporation or other entity shall be deemed an assignment of any sublease.  Notwithstanding anything to the contrary in this Paragraph 11(e), if the original Tenant under this Lease is a corporation, partnership or other entity, a change or series of changes in ownership of stock or other ownership interests which would result in direct or indirect change in ownership of less than fifty percent (50%) of the outstanding stock of or other ownership interests in such Tenant as of the date of the execution and delivery of this Lease shall not be considered a change of control.

(g)         Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times during the Initial Term and any subsequent renewals or extensions remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease.  In the event that the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment, plus any bonus or other consideration therefor or incident thereto) exceeds the Rent payable under this Lease, then Tenant shall be bound and obligated to pay Landlord, as additional rent hereunder, one-half of all such excess Rent and other excess consideration within ten (10) days following receipt thereof by Tenant.

(h)         If this Lease is assigned or if the Premises is subleased (whether in whole or in part), or in the event of the mortgage or pledge of Tenant’s leasehold interest, or grant of any concession or license within the Premises, or if the Premises are occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect Rent from the assignee, sublessee, mortgagee, pledgee, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next Rent payable hereunder; and all such Rent collected by Tenant shall be held in deposit for Landlord and immediately forwarded to Landlord.  No such transaction or collection of Rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

(i)           If Tenant effects an assignment or sublease or requests the consent of Landlord to any proposed assignment or sublease, then Tenant shall, upon demand, pay Landlord a non-refundable administrative fee of One Thousand Dollars ($1,000.00), plus any reasonable attorneys’ and paralegal fees and costs incurred by Landlord in connection with such assignment or sublease or request for consent.  Acceptance of the One Thousand Dollar ($1,000.00) administrative fee and/or reimbursement of Landlord’s attorneys’ and paralegal fees shall in no event obligate Landlord to consent to any proposed assignment or sublease.

(j)           Notwithstanding any provision of this Lease to the contrary, in the event this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute the property of Tenant or Tenant’s estate within the meaning of the Bankruptcy Code.  All such money and other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord.

(k)         The joint and several liability of the Tenant named herein and any immediate and remote successor-in-interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed, shall not in any way be discharged, released or impaired by any (a) agreement that modifies any of the rights or obligations of the parties under this Lease, (b) stipulation that extends the time within which an obligation under this Lease is to be performed, (c) waiver of the performance of an obligation required under this Lease, or (d) failure to enforce any of the obligations set forth in this Lease.

(l)           If Tenant is any form of partnership, a withdrawal or change, voluntary, involuntary or by operation of law of any partner, or the dissolution of the partnership, shall be deemed a voluntary assignment.  If Tenant consists of more than one (1) person, a purported assignment, voluntary or involuntary or by operation of law from one (1) person to the other shall be deemed a voluntary assignment.  If Tenant is a corporation or limited liability entity, any dissolution, merger, consolidation or other reorganization of Tenant, or sale or other transfer of a controlling percentage of the ownership interest of Tenant, or the sale of at least twenty-five percent (25%) of the value of the assets of Tenant shall be deemed a voluntary assignment.

12.	DEFAULT

(a)         Events of Default.  The occurrence of any one or more of the following events shall constitute an “event of default” or “default” (herein so called) under this Lease by Tenant:  (i) Tenant shall fail to pay Rent or any other rental or sums payable by Tenant hereunder within five (5) days after Landlord notifies Tenant of such nonpayment; provided, however, Landlord shall only be obligated to provide such written notice to Tenant one (1) time within any calendar year and in the event Tenant fails to timely pay Rent or any other sums for a second time during any calendar year, then Tenant shall be in default for such late payment and Landlord shall have no obligation or duty to provide notice of such non-payment to Tenant prior to declaring an event of default under this Lease; (ii) the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than monetary failures as specified in Paragraph 12(a)(i) above, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten (10) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than sixty (60) days from the date of such notice from Landlord; (iii) the making by Tenant or any guarantor hereof of any general assignment for the benefit of creditors, (iv) the filing by or against Tenant or any guarantor hereof of a petition to have Tenant or any guarantor hereof adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant or any guarantor hereof, the same is dismissed within sixty (60) days), (v) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease or of substantially all of guarantor’s assets, where possession is not restored to Tenant or guarantor within sixty (60) days, (vi) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of substantially all of guarantor’s assets or of Tenant’s interest in this Lease where such seizure is not discharged within sixty (60) days; (vii) any material representation or warranty made by Tenant or guarantor in this Lease or any other document delivered in connection with the execution and delivery of this Lease or pursuant to this Lease proves to be incorrect in any material respect; (viii) Tenant or guarantor shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution; or (ix) the vacation or abandonment of the Premises by Tenant in excess of five (5) business days.

(b)         Landlord’s Remedies; Termination.  In the event of any event of default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord may at its option pursue any one or more of the following remedies, without any notice or demand to the extent permitted by Law:

(i)            commence dispossessory proceedings with or without the termination of this Lease.  Tenant shall remain liable for the payment of all Rent accruing after any writ of possession as to the Premises is issued to Landlord;

(ii)           terminate Tenant’s right to possession without terminating this Lease.  Upon any such termination of Tenant’s right to possession only without termination of the Lease, Landlord may, at Landlord’s option, enter into the Premises, remove Tenant’s signs and other evidences of tenancy, and take and hold possession thereof as provided below, without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay Rent including any amounts treated as Additional Rent, hereunder for the full Lease Term.  In any such case, Tenant shall pay forthwith to Landlord, if and when Landlord so elects, a sum equal to the discounted then present value of the Rent (using a discount rate equal to the discount rate of the Federal Reserve Bank of Atlanta at the time of the calculation plus one percent (1%) (the “Discount Rate”)), including any amounts treated as Additional Rent hereunder (calculated for this purpose only in an amount equal to the Additional Rent payable during the calendar year most recently ended prior to the occurrence of such event of default), and other sums provided herein to be paid by Tenant for the remainder of the stated Lease Term hereof, discounted to present value using the Discount Rate.  The payment of the foregoing amounts shall not constitute payment of Rent in advance for the remainder of the Lease Term.  Instead, such sum shall be paid as agreed liquidated damages and not as a penalty; the parties agree that it is difficult or impossible to calculate the damages which Landlord will suffer as a result of Tenant’s default, and this provision is intended to provide a reasonable estimate of such damages.  If Landlord pursues the remedy described in this subparagraph (ii), Tenant waives any right to assert that Landlord’s actual damages are less than the amount calculated under this subparagraph (ii), and Landlord waives any right to assert that its damages are greater than the amount calculated under this subparagraph (ii).  Upon the receipt from Tenant of the sum required to be paid pursuant to this subparagraph, Landlord shall use reasonable efforts to relet the Premises.  Upon making such payment and after Landlord has received in full the balance of the Rent and other sums it would have received over the remainder of the Lease Term (i.e., the difference between face amount of Rent and Additional Rent due hereunder for the entire Lease Term and the discounted amount paid to Landlord by Tenant), together with the reimbursement or payment of any sums expended by Landlord on account of the cost of repairs, alterations, additions, redecorating, and Landlord’s expenses of reletting and collection of the rental accruing therefrom (including attorney’s fees and broker’s commissions), Tenant shall receive from Landlord all Base Rent received by Landlord from other tenants on account of the Premises during the Lease Term hereof, provided that the amounts to which Tenant shall become so entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to this subparagraph (b)(ii).  In no event shall Tenant be entitled to any rental received by Landlord in excess of the amounts due by Tenant hereunder;

(iii)           commence proceedings against Tenant for all amounts owed by Tenant to Landlord, whether as Base Rent, Additional Rent, damages or otherwise;

(iv)           terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord.  Tenant agrees to pay on demand the amount of all loss and damage which Landlord may suffer by reason of the termination of the Lease Term under this Paragraph or otherwise, including, without limitation, an amount which, at the date of such termination, is calculated as follows:  (aa) the value of the excess, if any, of (1) a sum equal to the discounted then present value of the Base Rent and any amounts treated as Additional Rent hereunder (calculated for this purpose only in an amount equal to the Additional Rent payable during the calendar year most recently ended prior to the occurrence of such Event of Default), and other sums provided herein to be paid by Tenant for the remainder of the stated Lease Term hereof, over (2) the aggregate reasonable rental value of the Premises for the remainder of the stated Lease Term hereof, which excess, if any, shall be discounted to present value using the Discount Rate; plus (bb) the costs of recovering possession of the Premises and all other expenses incurred by Landlord due to Tenant’s default, including, without limitation, reasonable attorney’s fees; plus (cc) the unpaid Base Rent and Additional Rent earned as of the date of termination plus any interest and late fees due hereunder, plus amounts expressly owing on the date of termination by Tenant to Landlord under this Lease or in connection with the Premises.  The amount as calculated above shall be deemed immediately due and payable.  The payment of the amount calculated in subparagraph (iv)(aa) above shall not constitute payment of Rent in advance for the remainder of the Lease Term.  Instead, such sum shall be paid as agreed liquidated damages and not as a penalty; the parties agree that it is difficult or impossible to calculate the damages which Landlord will suffer as a result of Tenant’s default, and this provision is intended to provide a reasonable estimate of such damages.  If Landlord pursues the remedy described in this subparagraph (iv), Tenant waives any right to assert that Landlord’s actual damages are less than the amount calculated under this subparagraph (iv), and Landlord waives any right to assert that its damages are greater than the amount calculated under this subparagraph (iv).  In determining the aggregate reasonable rental value pursuant to subparagraph (iv)(aa)(2) above, the parties hereby agree that, at the time Landlord seeks to enforce this remedy, all relevant factors should be considered, including, but not limited to, (1) the length of time remaining in the Lease Term, (2) the then current market conditions in the general area in which the Building is located, (3) the likelihood of reletting the Premises for a period of time equal to the remainder of the Lease Term, (4) the net effective rental rates then being obtained by landlords for similar type space of similar size in similar type buildings in the general area in which the Building is located, (5) the vacancy levels in the general area in which the Building is located, (6) current levels of new construction that will be completed during the remainder of the Lease Term and how this construction will likely affect vacancy rates and rental rates, and (7) inflation.  Tenant shall reimburse Landlord for all reasonable attorney’s fees incurred by Landlord in connection with enforcing this Lease;

(v)           terminate Tenant’s right to possession without terminating this Lease.  Upon any termination of Tenant’s right to possession only, without termination of the Lease, Landlord may, at Landlord’s option, enter into the Premises, remove Tenant’s signs and other evidences of tenancy, and take and hold possession thereof as provided below, without such entry and possession terminating this Lease or releasing Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay Rent, including any amounts treated as Additional Rent, hereunder for the full Lease Term.  In any such case, Landlord may relet the Premises on behalf of Tenant for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term) and on such terms and conditions (which may include concessions of free rent and alteration, repair and improvement of the Premises) as Landlord, in its sole discretion, may determine and receive directly the Rent by reason of the reletting.  Tenant agrees to pay Landlord on demand any deficiency that may arise by reason of any reletting of the Premises. Tenant further agrees to reimburse Landlord upon demand for any expenditure made by it for remodeling or repairing in order to relet the Premises and for all other expenses incurred in connection with such reletting (including without limitation attorney’s fees and brokerage commissions).   Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon such reletting. No such refusal or failure shall operate to relieve Tenant of any liability under this Lease.  Tenant shall instead remain liable for all Rent and for all such expenses;

(vi)          enter upon and take possession of the Premises, without being liable for prosecution of any claim for damages or for trespass or other tort.  Landlord may remove all persons and property from the Premises; such property may be removed, stored and/or disposed of pursuant to Paragraph 5(c) of this Lease or any other procedures permitted by Law;

(vii)         do or cause to be done whatever Tenant is obligated to do under the terms of this Lease, in which case Tenant agrees to reimburse Landlord on demand for any and all costs or expenses which Landlord may thereby incur.  Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from effecting compliance with Tenant’s obligations under this Paragraph, whether caused by the negligence of Landlord or otherwise; and

(viii)        enforce the performance of Tenant’s obligations hereunder by injunction or other equitable relief (which remedy may be exercised upon any breach or default or any threatened breach or default of Tenant’s obligations hereunder).

(c)         Landlord’s Remedies; Re-Entry Rights.  No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph 12(c), and no acceptance of surrender of the Premises or other action on Landlord’s part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

(d)         Landlord’s Right to Perform.  Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement or offset of Rent.  If Tenant shall fail to pay any sum of money (other than Base Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for three (3) days with respect to monetary obligations (or ten (10) days with respect to non-monetary obligations, except in case of emergencies, in which such case, such shorter period of time as is reasonable under the circumstances) after Tenant’s receipt of written notice thereof from Landlord, Landlord may, without waiving or releasing Tenant from any of Tenant’s obligations, make such payment or perform such other act on behalf of Tenant.  All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within five (5) days after demand therefor as Additional Rent.

(e)         Interest.  If any monthly installment of Rent or Operating Expenses, or any other amount payable by Tenant hereunder is not received by Landlord by the date when due, it shall bear interest at the Default Rate from the date due until paid.  All interest, and any late charges imposed pursuant to Paragraph 12(f) below, shall be considered Additional Rent due from Tenant to Landlord under the terms of this Lease.  The term “Default Rate” as used in this Lease shall mean the lesser of (A) the rate announced from time to time by Wells Fargo Bank or, if Wells Fargo Bank ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered bank operating in the State, as its “prime rate” or “reference rate”, plus five percent (5%), or (B) the maximum rate of interest permitted by Law.

(f)          Late Charges.  Tenant acknowledges that, in addition to interest costs, the late payments by Tenant to Landlord of any monthly installment of Base Rent, Additional Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix.  Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage, deed to secure debt, deed of trust or related loan documents encumbering the Premises, the Building or the Project.  Accordingly, if any monthly installment of Base Rent, Additional Rent or any other amount payable by Tenant hereunder is not received by Landlord by the due date thereof, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue amount as a late charge, but in no event more than the maximum late charge allowed by law.  The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment as hereinabove referred to by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of late charges is to compensate Landlord for Landlord’s processing, administrative and other costs incurred by Landlord as a result of Tenant’s delinquent payments.  Acceptance of a late charge or interest shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect.

(g)         Rights and Remedies Cumulative.  All rights, options and remedies of Landlord contained in this Paragraph 12 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease.  Nothing in this Paragraph 12 shall be deemed to limit or otherwise affect Tenant’s indemnification of Landlord pursuant to any provision of this Lease.

(h)         Tenant’s Waiver of Redemption.  Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future law to redeem any of the Premises or to have a continuance of this Lease after termination of this Lease or of Tenant’s right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future law which exempts property from liability for debt or for distress for Rent.

(i)           Costs Upon Default and Litigation.  Tenant shall pay to Landlord and its mortgagees as Additional Rent all the expenses incurred by Landlord or its mortgagees in connection with any default by Tenant hereunder or the exercise of any remedy by reason of any default by Tenant hereunder, including reasonable attorneys’ fees and expenses.  If Landlord or its mortgagees shall be made a party to any litigation commenced against Tenant or any litigation pertaining to this Lease or the Premises, at the option of Landlord and/or its mortgagees, Tenant, at its expense, shall provide Landlord and/or its mortgagees with counsel approved by Landlord and/or its mortgagees and shall pay all costs incurred or paid by Landlord and/or its mortgagees in connection with such litigation.

13.	ACCESS; CONSTRUCTION

Landlord reserves from the leasehold estate hereunder, in addition to all other rights reserved by Landlord under this Lease, the right to use the roof and exterior walls of the Premises and the area beneath, adjacent to and above the Premises.  Landlord also reserves the right to install, use, maintain, repair, replace and relocate equipment, machinery, meters, pipes, ducts, plumbing, conduits and wiring through the Premises, which serve other portions of the Building or the Project in a manner and in locations which do not unreasonably interfere with Tenant’s use of the Premises.  In addition, Landlord shall have free access to any and all mechanical installations of Landlord or Tenant, including, without limitation, machine rooms, telephone rooms and electrical closets.  Tenant agrees that there shall be no construction of partitions or other obstructions which materially interfere with or which threaten to materially interfere with Landlord’s free access thereto, or materially interfere with the moving of Landlord’s equipment to or from the enclosures containing said installations.  Landlord shall at all reasonable times, during normal business hours and after reasonable written or oral notice, have the right to enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to exhibit the Premises to prospective purchasers, lenders or tenants, to post notices of non-responsibility, to alter, improve, restore, rebuild or repair the Premises or any other portion of the Building, or to do any other act permitted or contemplated to be done by Landlord hereunder, all without being deemed guilty of an eviction of Tenant and without liability for abatement of Rent or otherwise.  For such purposes, Landlord may also erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed.  Landlord shall conduct all such inspections and/or improvements, alterations and repairs so as to minimize, to the extent reasonably practical and without material additional expense to Landlord, any interruption of or interference with the business of Tenant.  Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.  For each of such purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises (excluding Tenant’s vaults and safes, access to which shall be provided by Tenant upon Landlord’s reasonable request).  Landlord shall have the right to use any and all means which Landlord may deem proper in an emergency in order to obtain entry to the Premises or any portion thereof, and Landlord shall have the right, at any time during the Lease Term, to provide whatever access control measures it deems reasonably necessary to the Project and/or Building, without any interruption or abatement in the payment of Rent by Tenant.  Any entry into the Premises obtained by Landlord by any of such means shall not under any circumstances be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises or any portion thereof.  No provision of this Lease shall be construed as obligating Landlord to perform any repairs, Alterations or decorations to the Premises or the Project except as otherwise expressly agreed to be performed by Landlord pursuant to the provisions of this Lease.

14.	BANKRUPTCY

(a)          If at any time on or before the Commencement Date there shall be filed by or against Tenant in any court, tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or conservator of all or a portion of Tenant’s property, or if Tenant makes a general assignment for the benefit of creditors, this Lease shall ipso facto be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any applicable law or by an order of any court, tribunal, administrative agency or any other forum having jurisdiction, shall be entitled to possession of the Premises and Landlord, in addition to the other rights and remedies given by Paragraph 12 hereof or by virtue of any other provision contained in this Lease or by virtue of any applicable law, may retain as damages any Rent, Security Deposit or moneys received by it from Tenant or others on behalf of Tenant.

(b)          If, after the Commencement Date, or if at any time during the term of this Lease, there shall be filed against Tenant in any court, tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or conservator of all or a portion of Tenant’s property, and the same is not dismissed after sixty (60) calendar days, or if Tenant makes a general assignment for the benefit of creditors, this Lease, at the option of Landlord exercised within a reasonable time after notice of the happening of any one or more of such events, may be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Premises, but shall forthwith quit and surrender the Premises, and Landlord, in addition to the other rights and remedies granted by Paragraph 12 hereof or by virtue of any other provision contained in this Lease or by virtue of any applicable law, may retain as damages any Rent, Security Deposit or moneys received by it from Tenant or others on behalf of Tenant.

15.	THIS SECTION HAS BEEN INTENTIONALLY LEFT BLANK

16.	SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES

(a)          Tenant agrees that this Lease and the rights of Tenant hereunder shall be subject and subordinate to any and all deeds to secure debt, deeds of trust, security interests, mortgages, master leases, ground leases or other security documents and any and all modifications, renewals, extensions, consolidations and replacements thereof (collectively, “Security Documents”) which now or hereafter constitute a lien upon or affect the Project, the Building or the Premises.  Such subordination shall be effective without the necessity of the execution by Tenant of any additional document for the purpose of evidencing or effecting such subordination.  In addition, Landlord shall have the right to subordinate or cause to be subordinated any such Security Documents to this Lease and in such case, in the event of the termination or transfer of Landlord’s estate or interest in the Project by reason of any termination or foreclosure of any such Security Documents, Tenant shall, notwithstanding such subordination, attorn to and become the Tenant of the successor-in-interest to Landlord at the option of such successor-in-interest.  Furthermore, Tenant shall within fifteen (15) days of demand therefor execute any instruments or other documents which may be required by Landlord or the holder of any Security Document and specifically shall execute, acknowledge and deliver within fifteen (15) days of demand therefor a subordination of lease or subordination of deed of trust or mortgage, in the form required by the holder of the Security Document requesting the document; the failure to do so by Tenant within such time period shall be a material default hereunder; provided, however, the new landlord or the holder of any Security Document shall agree that Tenant’s quiet enjoyment of the Premises shall not be disturbed as long as Tenant is not in default under this Lease.

(b)         If any proceeding is brought for default under any ground or master lease to which this Lease is subject or in the event of foreclosure or the exercise of the power of sale under any mortgage, deed of trust or other Security Document made by Landlord covering the Premises, at the election of such ground lessor, master lessor or purchaser at foreclosure, Tenant shall attorn to and recognize the same as Landlord under this Lease, provided such successor expressly agrees in writing to be bound to all future obligations by the terms of this Lease, and if so requested, Tenant shall enter into a new lease with that successor on the same terms and conditions as are contained in this Lease (for the unexpired term of this Lease then remaining).  Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale.

(c)          In addition to any statutory lien for Rent in Landlord’s favor, Landlord (the secured party for purposes hereof) shall have and Tenant (the debtor for purposes hereof) hereby grants to Landlord, an express contract lien and a continuing security interest to secure the payment of all Rent due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory and other personal property of Tenant (and any transferees or other occupants of the Premises) presently or hereafter situated on the Premises and upon all proceeds of any insurance which may accrue to Tenant by reason of damage or destruction of any such property.  In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code of the state in which the Premises is located, including without limitation the right to sell the property described in this paragraph at public or private sale upon ten (10) days’ notice to Tenant, which notice Tenant hereby agrees is adequate and reasonable.  Tenant hereby agrees to execute such other instruments necessary or desirable in Landlord’s discretion to perfect the security interest hereby created.  Any statutory lien for Rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto.  Landlord and Tenant agree that this Lease and the security interest granted herein serve as a financing statement, and a copy or photographic or other reproduction of this paragraph of this Lease may be filed of record by Landlord and have the same force and effect as the original.  Tenant warrants and represents that the collateral subject to the security interest granted herein is not purchased or used by Tenant for personal, family or household purposes.  Tenant further warrants and represents to Landlord that the lien granted herein constitutes a first and superior lien and that Tenant will not allow the placing of any other lien upon any of the property described in this paragraph without the prior written consent of Landlord.  Notwithstanding the provisions of this Paragraph 16(c) to the contrary, if Tenant desires to obtain a loan secured by Tenant’s personal property in the Premises and requests that Landlord execute a lien waiver in connection therewith, Landlord shall, in its reasonable discretion, based upon Landlord’s review of Tenant’s financial condition, agree to subordinate its lien rights to the rights of Tenant’s lender pursuant to a lien subordination on Landlord’s standard form, provided that Tenant delivers such request in writing to Landlord together with a nonrefundable processing fee in the amount of Three Hundred Dollars ($300.00).  Notwithstanding the foregoing, however, if Landlord incurs processing costs (including attorneys’ fees) in connection with any such request which exceed Three Hundred Dollars ($300.00), then Tenant shall reimburse Landlord for such excess within three (3) business days following Tenant’s receipt of invoice(s) therefor from Landlord.  Nothing in this Paragraph 16(c) shall permit Tenant to encumber its leasehold interest in the Premises.

(d)          Tenant shall, upon not less than ten (10) days’ prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying to those facts for which certification has been requested by Landlord or any current or prospective purchaser, holder of any Security Document, ground lessor or master lessor, including, but without limitation, that (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the dates to which the Base Rent, Additional Rent and other charges hereunder have been paid, if any, and (iii) whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge.  The form of the statement attached hereto as Exhibit D is hereby approved by Tenant for use pursuant to this subparagraph (d); however, at Landlord’s option, Landlord shall have the right to use other forms for such purpose.  Tenant’s failure to execute and deliver such statement within such time shall, at the option of Landlord, constitute a material default under this Lease and, in any event, shall be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord in any such certificate prepared by Landlord and delivered to Tenant for execution.  Any statement delivered pursuant to this Paragraph 16 may be relied upon by any prospective purchaser of the fee of the Building or the Project or any mortgagee, ground lessor or other like encumbrances thereof or any assignee of any such encumbrance upon the Building or the Project.

17.	SALE BY LANDLORD; TENANT’S REMEDIES; NONRECOURSE LIABILITY

(a)          In the event of a sale or conveyance by Landlord of the Building or the Project, Landlord shall be released from any and all liability under this Lease.  If the Security Deposit has been deposited by Tenant to Landlord prior to such sale or conveyance, Landlord shall transfer the Security Deposit to the purchaser, and upon delivery to Tenant of notice thereof, Landlord shall be discharged from any further liability in reference thereto.

(b)         Landlord shall not be in default of any obligation of Landlord hereunder unless Landlord fails to perform any of its obligations under this Lease within thirty (30) days after receipt of written notice of such failure from Tenant; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, Landlord shall not be in default if Landlord commences to cure such default within the thirty (30) day period and thereafter diligently prosecutes the same to completion.  All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Project and not thereafter.  All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

(c)         [Intentionally Deleted]

(d)         As a condition to the effectiveness of any notice of default given by Tenant to Landlord, Tenant shall also concurrently give such notice under the provisions of Paragraph 17(b) to each beneficiary under a Security Document encumbering the Project of whom Tenant has received written notice (such notice to specify the address of the beneficiary).  In the event Landlord shall fail to cure any breach or default within the time period specified in subparagraph (b), then prior to the pursuit of any remedy therefor by Tenant, each such beneficiary shall have an additional thirty (30) days within which to cure such default, or if such default cannot reasonably be cured within such period, then each such beneficiary shall have such additional time as shall be necessary to cure such default, provided that within such thirty (30) day period, such beneficiary has commenced and is diligently pursuing the remedies available to it which are necessary to cure such default (including, without limitation, as appropriate, commencement of foreclosure proceedings).

18.	PARKING; COMMON AREAS

(a)         Tenant shall have the right to the nonexclusive use of the number of parking spaces located in the parking garage adjacent to the Building as specified in Item 13 of the Basic Lease Provisions for the parking of operational motor vehicles used by Tenant, its officers and employees only, subject to availability as concerns non-reserved garage parking.  Landlord reserves the right, at any time upon written notice to Tenant, to designate the location of Tenant’s parking spaces as determined by Landlord in its reasonable discretion.  The use of such spaces shall be subject to the rules and regulations adopted by Landlord from time to time for the use of the parking areas.  Landlord further reserves the right to make such changes to the parking system as Landlord may deem necessary or reasonable from time to time; i.e., Landlord may provide for one or a combination of parking systems, including, without limitation, self-parking, single or double stall parking spaces, and valet assisted parking.  Except as is specified in Item 13 of the Basic Lease provisions, Tenant agrees that Tenant, its officers and employees shall not be entitled to park in any reserved or specially assigned areas designated by Landlord from time to time in the Building’s parking garage or other parking areas in the Project.  Landlord may require execution of an agreement with respect to the use of such parking areas by Tenant and/or its officers and employees in form reasonably satisfactory to Landlord as a condition of any such use by Tenant, its officers and employees.  A default by Tenant, its officers or employees in the payment of any parking charges, the compliance with such rules and regulations, or the performance of such agreement(s) shall constitute a material default by Tenant hereunder.  Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s officers, employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities.  If Tenant permits or allows any of the prohibited activities described in this Paragraph, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

(b)          Subject to subparagraph (c) below and the remaining provisions of this Lease, Tenant shall have the nonexclusive right, in common with others, to the use of such entrances, lobbies, fire vestibules, common restrooms (excluding restrooms on any full floors leased by a tenant), mechanical areas, ground floor corridors, elevators and elevator foyers, electrical and janitorial closets, telephone and equipment rooms, loading and unloading areas, the Project’s plaza areas, if any, ramps, drives, stairs, and similar access ways and service ways and other common areas and facilities in and adjacent to the Building and the Project as are designated from time to time by Landlord for the general nonexclusive use of Landlord, Tenant and the other tenants of the Project and their respective employees, agents, representatives, licensees and invitees (“Common Areas”).  The use of such Common Areas shall be subject to the rules and regulations contained herein and the provisions of any covenants, conditions and restrictions affecting the Building or the Project.  Tenant shall keep all of the Common Areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant’s operations, and shall use the Common Areas only for normal activities, parking and ingress and egress by Tenant and its employees, agents, representatives, licensees and invitees to and from the Premises, the Building or the Project.  If, in the reasonable opinion of Landlord, unauthorized persons are using the Common Areas by reason of the presence of Tenant in the Premises, Tenant, upon demand of Landlord, shall correct such situation by appropriate action or proceedings against all such unauthorized persons.  Nothing herein shall affect the rights of Landlord at any time to remove any such unauthorized persons from said areas or to prevent the use of any of said areas by unauthorized persons.  Landlord reserves the right to make such changes, alterations, additions, deletions, improvements, repairs or replacements in or to the Building, the Project (including the Premises) and the Common Areas as Landlord may reasonably deem necessary or desirable, including, without limitation, constructing new buildings and making changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading areas, landscaped areas and walkways; provided, however, that (i) there shall be no unreasonable permanent obstruction of access to or use of the Premises resulting therefrom, and (ii) Landlord shall use commercially reasonable efforts to minimize any interruption with Tenant’s use of the Premises.  In the event that the Project is not completed on the date of execution of this Lease, Landlord shall have the sole judgment and discretion to determine the architecture, design, appearance, construction, workmanship, materials and equipment with respect to construction of the Project.  Notwithstanding any provision of this Lease to the contrary, the Common Areas shall not in any event be deemed to be a portion of or included within the Premises leased to Tenant and the Premises shall not be deemed to be a portion of the Common Areas.  This Lease is granted subject to the terms hereof, the rights and interests of third parties under existing liens, ground leases, easements and encumbrances affecting such property, all zoning regulations, rules, ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction over the Project or any part thereof.

(c)          Notwithstanding any provision of this Lease to the contrary, Landlord specifically reserves the right to redefine the term “Project” for purposes of allocating and calculating Operating Expenses so as to include or exclude areas as Landlord shall from time to time determine or specify (and any such determination or specification shall be without prejudice to Landlord’s right to revise thereafter such determination or specification).  In addition, Landlord shall have the right to contract or otherwise arrange for amenities, services or utilities (the cost of which is included within Operating Expenses) to be on a common or shared basis to both the Project (i.e., the area with respect to which Operating Expenses are determined) and adjacent areas not included within the Project, so long as the basis on which the cost of such amenities, services or utilities is allocated to the Project is determined on an arms-length basis or some other basis reasonably determined by Landlord.  In the case where the definition of the Project is revised for purposes of the allocation or determination of Operating Expenses, Tenant’s Proportionate Share may be appropriately revised to equal the percentage share of all Rentable Area contained within the Project (as then defined) represented by the Premises.  The Rentable Area of the Project and/or Building is subject to adjustment by Landlord from time to time to reflect any remeasurement thereof by Landlord’s architect, at Landlord’s request, and/or as a result of any additions or deletions to any of the buildings in the Project as designated by Landlord.  Landlord shall have the sole right to determine which portions of the Project and other areas, if any, shall be served by common management, operation, maintenance and repair.  Landlord shall also have the right, in its sole discretion, to allocate and prorate any portion or portions of the Operating Expenses on a building-by-building basis, on an aggregate basis of all buildings in the Project, or any other reasonable manner including, without limitation, the allocation of certain Project Operating Expenses to the various buildings in the Project, and if allocated on a building-by-building basis, then Tenant’s Proportionate Share shall, as to the portion of the Operating Expenses so allocated, be based on the ratio of the Rentable Area of the Premises to the Rentable Area of the Building.  Landlord shall have the exclusive rights to the airspace above and around, and the subsurface below, the Premises and other portions of the Building and Project.

19.	MISCELLANEOUS

(a)          Attorneys’ Fees.  In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs (including, without limitation, court costs and expert witness fees) incurred in such action.  Such amounts shall be included in any judgment rendered in any such action or proceeding.

(b)         Waiver.  No waiver by Landlord of any provision of this Lease or of any breach by Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Tenant.  Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval under this Lease shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant.  No act or thing done by Landlord or Landlord’s agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless in writing signed by Landlord.  The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises.  The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in a writing signed by Landlord.

(c)          Notices.  Any notice, demand, request, consent, approval, disapproval or certificate (“Notice”) required or desired to be given under this Lease shall be in writing and given by certified mail, return receipt requested, by personal delivery or by a nationally recognized overnight delivery service (such as Federal Express or UPS) providing a receipt for delivery.  Notices may not be given by facsimile.  The date of giving any Notice shall be deemed to be the date upon which delivery is actually made by one of the methods described in this Paragraph 19(c) (or attempted if said delivery is refused or rejected).  If a Notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.  All notices, demands, requests, consents, approvals, disapprovals, or certificates shall be addressed at the address specified in Item 14 of the Basic Lease Provisions or to such other addresses as may be specified by written notice from Landlord to Tenant and if to Tenant, at the Premises.  Either party may change its address by giving reasonable advance written Notice of its new address in accordance with the methods described in this Paragraph; provided, however, no notice of either party’s change of address shall be effective until fifteen (15) days after the addressee’s actual receipt thereof.  For the purpose of this Lease, Landlord’s counsel may provide Notices to Tenant on behalf of Landlord and such notices shall be binding on Tenant as if such notices have been provided directly by Landlord.

(d)          Access Control.  Landlord shall be the sole determinant of the type and amount of any access control or courtesy guard services to be provided to the Project, if any.  IN ALL EVENTS, LANDLORD SHALL NOT BE LIABLE TO TENANT, AND TENANT HEREBY WAIVES ANY CLAIM AGAINST LANDLORD, FOR (I) ANY UNAUTHORIZED OR CRIMINAL ENTRY OF THIRD PARTIES INTO THE PREMISES, THE BUILDING OR THE PROJECT, (II) ANY DAMAGE TO PERSONS, OR (III) ANY LOSS OF PROPERTY IN AND ABOUT THE PREMISES, THE BUILDING OR THE PROJECT, BY OR FROM ANY UNAUTHORIZED OR CRIMINAL ACTS OF THIRD PARTIES, REGARDLESS OF ANY ACTION, INACTION, FAILURE, BREAKDOWN, MALFUNCTION AND/OR INSUFFICIENCY OF THE ACCESS CONTROL OR COURTESY GUARD SERVICES PROVIDED BY LANDLORD, IF ANY. Landlord shall assign to Tenant any claims which Landlord may have against third parties with respect to any unauthorized or criminal acts of third parties which result in loss or damage to Tenant. Tenant shall provide such supplemental security services and shall install within the Premises such supplemental security equipment, systems and procedures as may reasonably be required for the protection of its employees and invitees, provided that Tenant shall coordinate such services and equipment with any security provided by Landlord.  The determination of the extent to which such supplemental security equipment, systems and procedures are reasonably required shall be made in the sole judgment, and shall be the sole responsibility, of Tenant.  Tenant acknowledges that it has neither received nor relied upon any representation or warranty made by or on behalf of Landlord with respect to the safety or security of the Premises or the Project or any part thereof or the extent or effectiveness of any security measures or procedures now or hereafter provided by Landlord, and further acknowledges that Tenant has made its own independent determinations with respect to all such matters.

(e)          Storage.  Any storage space at any time leased to Tenant hereunder shall be used exclusively for storage.  Notwithstanding any other provision of this Lease to the contrary, (i) Landlord shall have no obligation to provide heating, cleaning, water or air conditioning therefor, and (ii) Landlord shall be obligated to provide to such storage space only such electricity as will, in Landlord’s judgment, be adequate to light said space as storage space.

(f)          Holding Over.  If Tenant retains possession of the Premises after the termination or expiration of the Lease Term, then Tenant shall, at Landlord’s election become a tenant at sufferance (and not a tenant at will), such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to double the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over.  All other payments (including payment of Additional Rent) shall continue under the terms of this Lease.  In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over.  No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph shall not be construed as consent for Tenant to retain possession of the Premises.

(g)          Condition of Premises.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, LANDLORD HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED PURPOSE OR USE, WHICH DISCLAIMER IS HEREBY ACKNOWLEDGED BY TENANT.  THE TAKING OF POSSESSION BY TENANT SHALL BE CONCLUSIVE EVIDENCE THAT TENANT:

(i)            ACCEPTS THE PREMISES, THE  BUILDING AND LEASEHOLD IMPROVEMENTS AS SUITABLE FOR THE PURPOSES FOR WHICH THE PREMISES WERE LEASED;

(ii)           ACCEPTS THE PREMISES AND PROJECT AS BEING IN GOOD AND SATISFACTORY CONDITION;

(iii)           WAIVES ANY DEFECTS IN THE PREMISES AND ITS APPURTENANCES EXISTING NOW OR IN THE FUTURE, EXCEPT THAT TENANT’S TAKING OF POSSESSION SHALL NOT BE DEEMED TO WAIVE LANDLORD’S COMPLETION OF MINOR FINISH WORK ITEMS THAT DO NOT INTERFERE WITH TENANT’S OCCUPANCY OF THE PREMISES; AND

(iv)           WAIVES ALL CLAIMS BASED ON ANY IMPLIED WARRANTY OF SUITABILITY OR HABITABILITY.

(h)         Quiet Possession.  Upon Tenant’s paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the term hereof without hindrance or ejection by any person lawfully claiming under Landlord, subject to the provisions of this Lease and to the provisions of any (i) covenants, conditions and restrictions, (ii) master lease, or (iii) Security Documents to which this Lease is subordinate or may be subordinated.

(i)           Matters of Record.  Except as otherwise provided herein, this Lease and Tenant’s rights hereunder are subject and subordinate to all matters affecting Landlord’s title to the Project recorded in the Real Property Records of the County in which the Project is located, prior to and subsequent to the date hereof, including, without limitation, all covenants, conditions and restrictions.  Tenant agrees for itself and all persons in possession or holding under it that it will comply with and not violate any such covenants, conditions and restrictions or other matters of record.  Landlord reserves the right, from time to time, to grant such easements, rights and dedications as Landlord deems necessary or desirable, and to cause the recordation of parcel maps and covenants, conditions and restrictions affecting the Premises, the Building or the Project, as long as such easements, rights, dedications, maps, and covenants, conditions and restrictions do not materially interfere with the use of the Premises by Tenant.  At Landlord’s request, Tenant shall join in the execution of any of the aforementioned documents.

(j)           Successors and Assigns.  Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.  Tenant shall attorn to each purchaser, successor or assignee of Landlord.

(k)          Brokers.  Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the brokers named in Item 12 of the Basic Lease Provisions and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease.  Tenant hereby agrees to indemnify, defend and hold Landlord harmless for, from and against all claims for any brokerage commissions, finders’ fees or similar payments by any persons other than those listed in Item 12 of the Basic Lease Provisions and all costs, expenses and liabilities incurred in connection with such claims, including reasonable attorneys’ fees and costs.

(l)           Project or Building Name and Signage.  Landlord shall have the right at any time to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire.  Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.  Additionally, Landlord shall have the exclusive right at all times during the Lease Term to change, modify, add to or otherwise alter the name, number, or designation of the Building and/or the Project, and Landlord shall not be liable for claims or damages of any kind which may be attributed thereto or result therefrom.

(m)        Examination of Lease.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

(n)         Time.  Time is of the essence of this Lease and each and all of its provisions.

(o)         Defined Terms and Marginal Headings.  The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular and for purposes of Articles 5, 7, 13 and 18, the term Landlord shall include Landlord, its employees, contractors and agents.  The marginal headings and titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(p)         Conflict of Laws; Prior Agreements; Separability.  This Lease shall be governed by and construed pursuant to the laws of the State.  This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease.  No prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose.  No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.  The illegality, invalidity or unenforceability of any provision of this Lease shall in no way impair or invalidate any other provision of this Lease, and such remaining provisions shall remain in full force and effect.

(q)         Authority.  If Tenant is a corporation or limited liability company, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that Tenant is a duly authorized and existing corporation or limited liability company, that Tenant has and is qualified to do business in the State, that the corporation or limited liability company has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so.  If Tenant is a partnership or trust, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the terms of such entity’s partnership or trust agreement.  Tenant shall provide Landlord on demand with such evidence of such authority as Landlord shall reasonably request, including, without limitation, resolutions, certificates and opinions of counsel.  This Lease shall not be construed to create a partnership, joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

(r)          Joint and Several Liability.  If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them.  In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, then the liability of each such member shall be joint and several.

(s)          Rental Allocation.  For purposes of Section 467 of the Internal Revenue Code of 1986, as amended from time to time, Landlord and Tenant hereby agree to allocate all Rent to the period in which payment is due, or if later, the period in which Rent is paid.

(t)          Rules and Regulations.  Tenant agrees to comply with all rules and regulations of the Building and the Project imposed by Landlord as set forth on Exhibit C attached hereto, as the same may be changed from time to time upon reasonable notice to Tenant.  Landlord shall not be liable to Tenant for the failure of any other tenant or any of its assignees, subtenants, or their respective agents, employees, representatives, invitees or licensees to conform to such rules and regulations.

(u)         Joint Product.  This Agreement is the result of arms-length negotiations between Landlord and Tenant and their respective attorneys.  Accordingly, neither party shall be deemed to be the author of this Lease and this Lease shall not be construed against either party.

(v)         Financial Statements.  Upon Landlord’s written request, Tenant shall promptly furnish Landlord, from time to time, with the most current audited financial statements prepared in accordance with generally accepted accounting principles, certified by Tenant and an independent auditor to be true and correct, reflecting Tenant’s then current financial condition.

(w)        Force Majeure.  Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorism, terrorist activities, inability to obtain services, labor, or materials or reasonable substitutes therefore, governmental actions, civil commotions, fire, flood, earthquake or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant’s obligations under Article 6 and Article 8 of this Lease and Paragraph 19(f) of this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

(x)          Counterparts.  This Lease may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.

(y)         Waiver of Right to Jury Trial. LANDLORD AND TENANT WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CONTRACT OR TORT CLAIM, COUNTERCLAIM, CROSS-COMPLAINT, OR CAUSE OF ACTION IN ANY ACTION, PROCEEDING, OR HEARING BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT’S USE OR OCCUPANCY OF THE LEASED PREMISES, INCLUDING WITHOUT LIMITATION ANY CLAIM OF INJURY OR DAMAGE OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY CURRENT OR FUTURE LAW, STATUTE, REGULATION, CODE, OR ORDINANCE.

(z)          Office and Communications Services.  Landlord has advised Tenant that certain office and communications services may be offered to tenants of the Building by a concessionaire under contract to Landlord (“Provider”).  Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree.  Tenant acknowledges and agrees that:  (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider, or its agents, employees, representatives, officers or contractors; (iii) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

(aa)        OFAC Compliance.

(i)            Certification.  Tenant certifies, represents, warrants and covenants that:

(A)          It is not acting and will not act, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and

(B)           It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation.

(ii)           Indemnity.  Tenant hereby agrees to defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless Landlord and the Landlord Indemnitees from and against any and all Claims arising from or related to any such breach of the foregoing certifications, representations, warranties and covenants.

(bb)       No Easement For Light, Air And View.  This Lease conveys to Tenant no rights for any light, air or view; provided, that Landlord shall not install any signs or billboards in front of the windows of the Premises without the consent of Tenant which may be withheld in its sole discretion.  No diminution of light, air or view, or any impairment of the visibility of the Premises from inside or outside the Building, by any structure or other object that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent under this Lease, constitute an actual or constructive eviction of Tenant, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant’s obligations hereunder.

(cc)        Nondisclosure of Lease Terms. Tenant agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord, and that disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate with other tenants.  Tenant hereby agrees that Tenant and its partners, officers, directors, employees, agents, real estate brokers and sales persons and attorneys shall not disclose the terms of this Lease to any other person without Landlord’s prior written consent, except to any accountants of Tenant in connection with the preparation of Tenant’s financial statements or tax returns, to an assignee of this Lease or subtenant of the Premises, or to an entity or person to whom disclosure is require by applicable law or in connection with any action brought to enforce this Lease.

(dd)       Inducement Recapture in Event of Default.  Any agreement by Landlord for free or abated rent or other charges applicable to the Premises, or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement or consideration for Tenant’s entering into this Lease, including, but not limited to, any tenant finish allowance, all of which concessions are hereinafter referred to as “Inducement Provisions” shall be deemed conditioned upon Tenant’s full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Tenant during the term hereof as the same may be extended.  Upon the occurrence of an event of default (as defined in Paragraph 12) of this Lease by Tenant, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Landlord under such an Inducement Provision shall be immediately due and payable by Tenant to Landlord, and recoverable by Landlord, as additional rent due under this Lease, notwithstanding any subsequent cure of said event of default by Tenant.  The acceptance by Landlord of rent or the cure of the event of default which initiated the operation of this Paragraph 19(dd) shall not be deemed a waiver by Landlord of the provisions of this Paragraph 19(dd) unless specifically so stated in writing by Landlord at the time of such acceptance.

(ee)       ERISA.  Tenant is not an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), which is subject to Title I of ERISA, or a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, which is subject to Section 4975 of the Internal Revenue Code of 1986; and (b) the assets of Tenant do not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986; and (c) Tenant is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and assets of Tenant do not constitute plan assets of one or more such plans; or (d) transactions by or with Tenant are not in violation of state statutes applicable to Tenant regulating investments of and fiduciary obligations with respect to governmental plans.

20.	NONRECOURSE LIABILITY; WAIVER OF CONSEQUENTIAL AND SPECIAL DAMAGES

NOTWITHSTANDING ANYTHING CONTAINED IN THIS LEASE TO THE CONTRARY, THE OBLIGATIONS OF LANDLORD UNDER THIS LEASE (INCLUDING ANY ACTUAL OR ALLEGED BREACH OR DEFAULT BY LANDLORD) DO NOT CONSTITUTE PERSONAL OBLIGATIONS OF THE INDIVIDUAL PARTNERS, DIRECTORS, OFFICERS, MEMBERS OR SHAREHOLDERS OF LANDLORD OR LANDLORD’S MEMBERS OR PARTNERS, AND TENANT SHALL NOT SEEK RECOURSE AGAINST THE INDIVIDUAL PARTNERS, DIRECTORS, OFFICERS, MEMBERS OR SHAREHOLDERS OF LANDLORD OR AGAINST LANDLORD’S MEMBERS OR PARTNERS OR AGAINST ANY OTHER PERSONS OR ENTITIES HAVING ANY INTEREST IN LANDLORD, OR AGAINST ANY OF THEIR PERSONAL ASSETS FOR SATISFACTION OF ANY LIABILITY WITH RESPECT TO THIS LEASE.  ANY LIABILITY OF LANDLORD FOR A DEFAULT BY LANDLORD UNDER THIS LEASE, OR A BREACH BY LANDLORD OF ANY OF ITS OBLIGATIONS UNDER THE LEASE, SHALL BE LIMITED SOLELY TO ITS INTEREST IN THE PROJECT, AND IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD, ITS PARTNERS, DIRECTORS, OFFICERS, MEMBERS, SHAREHOLDERS OR ANY OTHER PERSONS OR ENTITIES HAVING ANY INTEREST IN LANDLORD. UNDER NO CIRCUMSTANCES WHATSOEVER SHALL LANDLORD OR TENANT EVER BE LIABLE FOR PUNITIVE, CONSEQUENTIAL OR SPECIAL DAMAGES UNDER THIS LEASE AND EACH PARTY HERETO WAIVES ANY RIGHTS IT MAY HAVE TO SUCH DAMAGES UNDER THIS LEASE IN THE EVENT OF A BREACH OR DEFAULT BY THE OTHER PARTY UNDER THIS LEASE.

21.	RADON DISCLOSURE

In accordance with the requirements of Florida Statutes Section 404.056(5), the following notice is hereby given:

RADON GAS:  Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time.   Levels of radon that exceed federal and state guidelines have been found in buildings in Florida.  Additional information regarding radon and radon testing may be obtained from your county public health department.

22.	WAIVERS BY TENANT

Tenant expressly waives all of the following: (a) the right of Tenant under Chapter 83.14 of the Florida Statutes to replevy distrained property; and (b) any rights it may have in the selection of venue in the event of suit by or against Landlord, it being understood that the venue of such suit shall be in Palm Beach County, Florida.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Lease to be effective as of the Effective Date.

“TENANT”:
Witness #1:
MediaNet Group Technologies, Inc., a Nevada
/s/ Andreas Kusche	corporation

Andreas Kusche, Head of Legal
Printed Name of Witness #1	By:	/s/ Michael Hansen
	Name:	Michael Hansen
Witness #2:	Title:	President, CEO

/s/ Kent Holmstoel

Kent Holmstoel, COO
Printed Name of Witness #2

“LANDLORD”:
Witness #1:
485 Properties, LLC, a Delaware limited liability
/s/ Illegible	company

Illegible	By:	/s/ Illegible
Printed Name of Witness #1	Name:	Illegible
	Title:	Illegible
Witness #2:

/s/ Illegible

Illegible
Printed Name of Witness #2

EXHIBIT A-1

FLOOR PLAN OF THE PREMISES

A-1 - 1

EXHIBIT A-2

LEGAL DESCRIPTION OF THE PROJECT

BOCA CENTER, Section 23, Township 47 South, Range 42 East, City of Boca Raton, Palm Beach County, Florida, being more particularly described as follows:

Commencing at the Northeast Corner of the Northeast One-Quarter (NE 1/4) of Section 23, Township 47 South, Range 42 East; thence South 00°35'30" East, along the East Line of said Northeast One-Quarter, a distance of 75.00 feet to a point; thence South 89°30'16" West, a distance of 247.50 feet, along a line 75.00 feet South of, as measured at right angles to, the North Line of said Northeast One-Quarter (NE 1/4) to a point; thence South 00°35'30" East, along said line, a distance of 52.19 feet to the Point of Beginning of this description, said point being further described as being on the arc of a circular curve to the left, whose radius point bears South 89°25'21" West, from the last described point; thence Northerly, Westerly, then Southerly, along the arc of said curve, having a radius of 20.00 feet, an arc distance of 49.32 feet to the Point of Reverse Curvature of a circular curve to the right; thence Southerly and Westerly, along the arc of said curve, having a radius of 1712.02 feet, an arc distance of 165.21 feet to a point; thence South 58°12'36" West, a distance of 45.85 feet; thence North 44°43'29" West, a distance of 2.96 feet; thence South 58°07'37" West, a distance of 4.97 feet to the intersection with the arc of a circular curve to the left, whose radius point bears North 44°41'01" West from the last described point; thence Southerly and Westerly, along the arc of said curve, having a radius of 1697.02, an arc distance of 272.32 feet to the Point of Tangency; thence South 54°30'37" West, a distance of 1036.00 feet; thence South 35°29'23" East, a distance of 440.00 feet; thence South 04°50'46" East, a distance of 72.74 feet; thence South 40°36'05" West, a distance of 92.20 feet; thence South 16°41'57" East, a distance of 104.40 feet; thence South 48°48'51" East, a distance of 106.30 feet; thence North 83°59'28" East, a distance of 203.38 feet to a point to on the arc of a circular curve to the left, whose radius point bears North 28°13'45" East from the last described point; thence Easterly, Southerly then Northerly, along the arc of said curve, having a radius of 400.00 feet, an arc distance of 584.36 feet to a point; thence North 89°24'30" East, a distance of 224.64 feet to a point on a line 247.50 feet West of and parallel with, said East Line of the Northeast One-Quarter (NE 1/4) of Section 23; thence North 00°35'30" West, along said line, a distance of 1436.85 feet to the Point of Beginning of this description.

1800/1850 Boca Center

A PARCEL OF LAND LYING IN SECTION 23 AND 24 IN TOWNSHIP 47 SOUTH. RANGE 42 EAST IN THE CITY OF BOCA RATON. PALM BEACH COUNTY, FLORIDA AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGIN AT THE NORTHWEST CORNER OF SAID SECTION 24; THENCE SOUTH 89°18'13" EAST ALONG THE NORTH LINE OF SAID SECTION 24 FOR 79.83 FEET TO A POINT OF INTERSECTION WITH WESTERLY RIGHT OF WAY LINE OF THE CSX RAILROAD RIGHT OF WAY; THENCE SOUTH 01°12'33" EAST ALONG SAID WESTERLY RIGHT OF WAY LINE OF THE CSX RAILROAD RIGHT OF WAY FOR 1,565.40 FEET; THENCE NORTH 89°41'12" WEST FOR 85.57 FEET TO A POINT OF INTERSECTION WITH SAID WEST LINE OF SECTION 24 AND THE EAST LINE OF SECTION 23; THENCE SOUTH 89°27'00" WEST FOR 247.51 FEET TO A POINT OF INTERSECTION WITH A LINE 247.50 FEET WEST OF, AS MEASURED AT RIGHT ANGLES TO AND PARALLEL WITH SAID EAST LINE OF SECTION 23; THENCE NORTH 00°59'55" WEST ALONG SAID PARALLEL LINE FOR 1,504.27 FEET; THENCE SOUTH 89°05'51" WEST FOR 12.21 FEET TO A POINT OF INTERSECTION WITH THE EASTERLY RIGHT OF WAY LINE OF MILITARY TRAIL (STATE ROAD NUMBER 809) AS SHOWN IN ROAD PLAT BOOK 4 AT PAGES 139 THROUGH 142 OF THE PUBLIC RECORDS OF PALM BEACH COUNTY, FLORIDA. WITH SAID POINT OF INTERSECTION ALSO BEING A POINT OF INTERSECTION WITH THE ARC OF CIRCULAR CURVE CONCAVE TO THE NORTHWEST AND SAID POINT OF INTERSECTION BEARING SOUTH 54°13'39" EAST FROM THE CENTER OF SAID CURVE, THENCE NORTHEASTERLY ALONG THE ARC OF SAID CURVE AND ALONG SAID EASTERLY RIGHT OF WAY LINE OF MILITARY TRAIL HAVING A RADIUS OF 1,697.02 FEET AND A CENTRAL ANGLE OF 02°29'11" FOR 73.64 FEET TO A POINT OF TERMINATION ALONG THE ARC OF SAID CURVE. WITH SAID POINT OF TERMINATION BEARING SOUTH 56°42'50" EAST FROM THE CENTER OF SAID CURVE AND SAID POINT OF TERMINATION ALSO BEING THE POINT OF INTERSECTION WITH THE NORTH LINE SAID SECTION 23; THENCE NORTH 89°05'53" EAST ALONG SAID NORTH LINE OF SECTION 23 FOR 216.93 FEET TO THE POINT OF BEGINNING.

SAID LANDS SITUATE LYING AND BEING IN THE CITY OF BOCA RATON, PALM BEACH COUNTY, FLORIDA.

15893609.3

A-2 - 1

EXHIBIT B

[INTENTIONALLY LEFT BLANK]

B-1

EXHIBIT C

BUILDING RULES AND REGULATIONS

1.           The sidewalks and public portions of Boca Center Tower I, such as entrances, passages, courts, parking areas, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or its employees, agents, invitees or guests nor shall they be used for any purpose other than ingress and egress to and from the Premises.

2.           No awnings or other projections shall be attached to the outside walls of the Building.  No curtains, blinds, shades, louvered openings or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord, unless installed by Landlord. No aerial or antenna shall be erected on the roof or exterior walls of the Premises or on the Building without the prior written consent of Landlord in each instance.

3.           No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building or on corridor walls or doors or mounted on the inside of any windows without the prior written consent of Landlord.  Signs on any entrance door or doors shall conform to Building standards and shall, at Tenant’s expense, be inscribed, painted or affixed for Tenant by sign makers approved by Landlord.  In the event of the violation of the foregoing by Tenant, Landlord may install and/or remove same without any liability and may charge the expense incurred to Tenant.

4.           The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, or its employees, agents, invitees or guests nor shall any bottles, parcels, or other articles be placed outside of the Premises.

5.           No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the public halls, corridors or vestibules without the prior written consent of Landlord.

6.           The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.  All damages resulting from any misuse of fixtures shall be borne by the Tenant who, or whose employees, agents, invitees or guests shall have caused the same.

7.           Tenant shall not in any way deface any part the Premises or the Building. Tenant shall not lay linoleum, or similar floor covering, so that the same shall come in direct contact with the floor of the Premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

8.           No animals of any kind (except seeing eye dogs) shall be brought upon the Premises or Building.  No cooking shall be done or permitted by Tenant on the Premises except in conformity to law and then only in the utility kitchen (if a utility kitchen was provided for in the approved plans for the Premises or if Landlord has consented in writing thereto), which is to be primarily used by Tenant’s employees for heating beverages, microwave and toaster oven, and light snacks.  Refrigerators and dishwasher shall also be approved for Tenant use. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

9.           No office space in the Building shall be used for the distribution or for the storage of merchandise or for the sale at auction or otherwise of merchandise, goods or property of any kind.

10.         Tenant shall not make or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring Premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. Tenant shall not throw anything out of the doors or windows or down the corridors, stairwells or elevator shafts of the Building.

11.         Neither Tenant nor any of Tenant’s employees, agents, invitees or guests shall at any time bring or keep upon the Premises any inflammable, combustible or explosive substance or any chemical substance, other than reasonable amounts of cleaning fluids and solvents required in the normal operation of Tenant’s business offices.

12.         Landlord shall have a valid pass key to all spaces within the Premises at all times during the term of this Lease.  No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written consent of the Landlord and unless and until a duplicate key is delivered to Landlord. Tenant must, upon the termination of its tenancy, restore to the Landlord all keys to stores, offices and toilet rooms, either furnished to or otherwise procured by such Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay Landlord for the cost thereof.

13.         All deliveries, removals and/or the carrying in or out of any safes, freights, furniture or bulky matter of any description may be accomplished only with the prior approval of Landlord and then only in approved areas, through the approved loading/service area doors and during approved hours.  Tenant shall assume all liability and risk with respect to such movements.  Landlord may restrict the location where such heavy or bulky matters may be placed inside the Premises.  Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which can or may violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

14.         Tenant shall not, unless otherwise approved by Landlord, occupy or permit any portion of the Premises demised to it to be occupied as, by or for a public stenographer or typist, barber shop, bootblacking, beauty shop or manicuring, beauty parlor, telephone or telegraph agency, telephone or secretarial service, messenger service, travel or tourist agency, employment agency, public restaurant or bar, commercial document reproduction or offset printing service, public vending machines, retail, wholesale or discount shop for sale of merchandise, retail service shop, labor union, school or classroom, governmental or quasi-governmental bureau, department or agency, including an autonomous governmental corporation, a firm the principal business of which is real estate brokerage, or a company engaged in the business of renting office or desk space; or for a public finance (personal loan) business, or for manufacturing. Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant on said Premises, nor advertise for labor giving an address at said Premises.

15.         Tenant shall not create or use any advertising mentioning or exhibiting any likeness of Boca Center Tower I or of any aspect of Boca Center Tower I without the prior written consent of Landlord.  Landlord shall have the right to prohibit any such advertising which, in Landlord’s reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall discontinue such advertising.

16.         Landlord reserves the right to exclude from the Building between the hours of 6:00 P.M. and 8:00 A.M. and at all hours on non-business days all persons who do not present a pass to the Building on a form or card approved by Landlord.  Tenant shall be responsible for all its employees, agents, invitees or guests who have been issued such a pass at the request of Tenant and shall be liable to Landlord for all acts of such persons.

17.         The Premises shall not be used for lodging or sleeping, or for any immoral, disreputable or illegal purposes, or for any purpose which may be dangerous to life, limb or property.

18.         Any maintenance requirements of Tenant will be attended to by Landlord only upon application at the Landlord’s office at the Building.  Landlord’s employees shall not perform any work or do anything outside of their regular duties, unless under specific instructions from the office of Landlord.

19.         Canvassing, soliciting and peddling within the Building or in Project Common Areas are prohibited and Tenant shall cooperate to prevent the same.

20.         There shall not be used in any space, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise to Tenant, any hand trucks, except those equipped with rubber tires and side guards.  No hand trucks shall be used in elevators other than those designated by Landlord as service elevators.  All deliveries shall be confined to the service areas and through the approved service entries.

21.         In order to obtain maximum effectiveness of the cooling system, Tenant shall lower and/or close Venetian or vertical blinds or drapes when the sun’s rays fall directly on the exterior windows of the Premises.

22.         In the event that, in Landlord’s reasonable opinion, the replacement of ceiling tiles becomes necessary after they have been removed on behalf of Tenant by telephone company installers or others (in both the Premises and the public corridors), the cost of such replacements shall be charged to Tenant on a per-tile basis.

23.         All paneling or other wood products not considered furniture which Tenant shall install in the Premises shall be of fire-retardant materials.  Prior to the installation of any such materials, Tenant shall submit to Landlord a satisfactory (in the reasonable opinion of Landlord) certification of such materials’ fire-retardant characteristics.

24.         Tenant, and its employees, agents, invitees and guests shall not be permitted to occupy at any one time more than 4 parking spaces (including any garage parking spaces reserved exclusively for Tenant) for each one-thousand (1,000) Rentable Square Feet of space leased in the Building, with any fractional parking space resulting from such calculation rounded down to the nearest whole number.  Usage of parking spaces other than garage parking spaces shall be in common with all other lessees of the Building and their employees, agents, invitees and guests.  All parking spaces usage shall be subject to such reasonable rules and regulations for the sale and proper use thereof as Landlord may prescribe.  Tenant’s employees, agents, invitees and guests shall abide by all posted roadway signs in and about the parking facilities.

25.         All trucks and delivery vans shall be parked in designated areas only and not parked in spaces reserved for cars. All delivery service doors are to remain closed except during the time that deliveries, garbage removal or other approved uses are taking place therein.  All loading and unloading of goods shall be done only at such times, in the areas and through the entrances designated for such purposes by Landlord.

26.         Tenant shall be responsible for the removal and proper disposition of all crates, oversized trash, boxes and garbage from the Premises.  The corridors, parking and delivery areas are to be kept clean from such items.  Tenant shall provide convenient and adequate receptacles for the collection of standard items of trash and shall facilitate the removal of such trash by Landlord.  Tenant shall ensure that liquids are not disposed of in such receptacles.

27.         Tenant shall not conduct any business, loading or unloading, assembling or any other work connected with Tenant’s business in any public areas.

28.         If and when requested by Landlord, Tenant shall, at its sole cost and expense, promptly cause the Premises to be treated for pests by a licensed pest extermination contractor.

29.         Landlord shall not be responsible for lost or stolen personal property, equipment or money occurring within the Premises or Building, regardless of how or when the loss occurs.

30.         Neither Tenant, nor its employees, agents, invitees or guests, shall paint or decorate the Premises, or mark, paint or cut into, drive nails or screw into nor in any way

31.         deface any part of the Premises or Building without the prior written consent of Landlord.  If Tenant desires a signal, communications, alarm or other utility or service connection installed or changed, such work shall be done at the expense of Tenant, with the approval and under the direction of Landlord.

32.         Tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment, plumbing, electric facilities or any part or appurtenance of the Premises.

33.         Whenever and to the extent that the above rules conflict with any of the rights or obligations of Tenant pursuant to the provisions of the Paragraphs of the Lease, the provisions of the Paragraphs shall govern.

EXHIBIT D

FORM TENANT ESTOPPEL CERTIFICATE

TO:	____________ (“Landlord”)
____________
____________

and:

_____________  (“Third Party”)
_____________
_____________

Re:	Property Address: 5200 Town Center Circle, Boca Raton, FL 33476
Lease Date:                                    , 2009
Between  485 Properties, LLC, Landlord and
MediaNet Group Technologies, Inc., Tenant
Square Footage Leased:  10,476
Suite No.: 601
Floor: 6th

The undersigned tenant (“Tenant”) hereby certifies to Third Party and Landlord as follows:

1.           The above-described Lease has not been canceled, modified, assigned, extended or amended except  __________________________________.

2.           Base Rent has been paid to the first day of the current month and all additional rent has been paid and collected in a current manner.  There is no prepaid rent except $__________, and the amount of the security deposit is $____________.

3.           Base Rent is currently payable in the amount of $ ____________ monthly exclusive of Tenant’s Proportionate Share of Operating Expenses.

4.           The Lease terminates on ___________, 20__ subject to any renewal option(s) set forth in the Lease.

5.           All work to be performed for Tenant under the Lease has been performed as required and has been accepted by Tenant, except  ____________________________________________________________________.

6.           The Lease is: (a) in full force and effect; (b) to Tenant’s actual knowledge, free from default; and (c) to Tenant’s actual knowledge, Tenant has no claims against the Landlord or offsets against rent.

7.           The estimated amount of Tenant’s Proportionate Share of Operating Expenses, as defined in the said Lease, is ________%.

8.           The undersigned has no right or option pursuant to the said Lease or otherwise to purchase all or any part of the Premises or the Building of which the Premises are a part.

9.           There are no other agreements written or oral between the undersigned and the Landlord with respect to the Lease and/or the Premises and Building.

10.         The statements contained herein may be relied upon by the Landlord and by any prospective purchaser of the property of which the Premises is a part and its mortgage lender.

D-1

If a blank in this document is not filled in, the  blank will be deemed to read “none”.

If Tenant is a corporation, the undersigned signatory is a duly appointed Officer of the corporation.

Dated this _____ day of _______, 20__.

Tenant: MediaNet Group Technologies, Inc.

By:
Name:
Title:

D-2

EXHIBIT E

SCHEDULE OF PERSONAL PROPERTY [TO BE ADDED]

-i-

LEASE OF PREMISES		1
BASIC LEASE PROVISIONS		1
STANDARD LEASE PROVISIONS		4
1.	TERM	4
2.	BASE RENT AND SECURITY DEPOSIT	5
3.	ADDITIONAL RENT	6
4.	IMPROVEMENTS AND ALTERATIONS	10
5.	REPAIRS	12
6.	USE OF PREMISES	13
7.	UTILITIES AND SERVICES	15
8.	NON-LIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE	17
9.	FIRE OR CASUALTY	20
10.	EMINENT DOMAIN	20
11.	ASSIGNMENT AND SUBLETTING	21
12.	DEFAULT	23
13.	ACCESS; CONSTRUCTION	27
14.	BANKRUPTCY	27
15.	THIS SECTION HAS BEEN INTENTIONALLY LEFT BLANK	28
16.	SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES	28
17.	SALE BY LANDLORD; TENANT’S REMEDIES; NONRECOURSE LIABILITY	29
18.	PARKING; COMMON AREAS	30
19.	MISCELLANEOUS	31
20.	NONRECOURSE LIABILITY; WAIVER OF CONSEQUENTIAL AND SPECIAL DAMAGES	37
21.	RADON DISCLOSURE	37
22.	WAIVERS BY TENANT	37

LIST OF EXHIBITS

Exhibit A-1	Floor Plan(s)
Exhibit A-2	Legal Description of the Project
Exhibit B	Intentionally Left Blank
Exhibit C	Building Rules and Regulations
Exhibit D	Form Tenant Estoppel Certificate
Exhibit E	Schedule of Personal Property in the Premises

-i-